Exhibit 10.49

Execution Copy

LOAN AGREEMENT

THIS LOAN AGREEMENT is made on the 30th day of September, 2011.

BETWEEN:

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ONTARIO, as represented by the Minister of Economic Development and Trade (the “Lender”)

-AND-

BLUEWATER BIOCHEMICALS INC., a corporation incorporated under the laws of the Canada (the “Borrower”)

WHEREAS, the Borrower intends to develop the Project, as defined below;

AND WHEREAS, the Project will lead to long term benefits to the Province of Ontario through the investment in the Borrower’s facility in the Province of Ontario, and through the creation and/or retention of new job opportunities related to the Project;

AND WHEREAS, the Lender has developed the SJIF program, as defined below, to target selective strategic investments, which assists Ontario businesses, supports job creation and retention, attracts new innovative anchor investments and supports cluster development within the Province of Ontario;

AND WHEREAS, the Borrower has applied for and the Lender has agreed to provide a non-revolving incentive term loan to the Borrower through the SJIF program on the terms more particularly set forth in this Agreement, as defined below, in order to assist the Borrower with partial financing of the Project and the delivery of economic benefits to the community;

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties, the Lender and the Borrower covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1	Definitions. The following terms shall have the meanings ascribed to them below unless there is something in the context inconsistent therewith:

(a)	“Affiliate” means any Person who, directly or indirectly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with the Borrower;

(b)	“Agreement” means this agreement, including all of the Schedules and Annexes hereto, and all amendments made hereto in accordance with the provisions hereof as the same may be amended, restated and/or supplemented from time to time;

(c)	“Applicable Laws” means any law, statute, by-law, ordinance, decree, requirement, directive, order, judgment, license, permit, code or regulation having the force of law, and any applicable determination, interpretation, ruling, order or decree, of any governmental authority or arbitrator, which is legally binding at such time;

(d)	“Arm’s Length” has the opposite meaning of Non-Arm’s Length;

(e)	“Assets’ Permitted Encumbrances” has the meaning set forth in Annex 1 to Schedule “K”, attached hereto;

(f)	“Auditor” means an independent third party licensed public accountants;

(g)	“Auditor General” means the Auditor General of the Province of Ontario;

(h)	“Bank Account” means an account at a Canadian financial institution, which is legally and beneficially owned only by the Borrower and contains, at all times, cash equal to at least fifty percent (50%) of then outstanding principal amount of the Loan due to the Lender pursuant to this Agreement, which is charged under the GSA;

(i)	“Bank Statement” has the meaning set forth in Section 6.2(s) hereof;

(j)	“Borrower” means Bluewater Biochemicals Inc., a corporation incorporated under the laws of the Canada;

(k)	“Business Day” shall mean a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario;

(l)	“CICA” means the Canadian Institute of Chartered Accountants or any successor institute;

(m)	“Closure” means, subject to Section 14.14 hereof, a Permanent Cessation. Without limiting the foregoing, Closure will be deemed to have occurred where any one or more of the following occurs:

(i)	the Borrower makes a public announcement regarding the closure of the Project Facility; or

(ii)	notices of termination of employment are given to eighty percent (80%) or greater of the employees at the Project Facility;

(n)	“Commercial Lenders” means Business Development Bank of Canada (BDC), Export Development Canada (EDC), Mitsui, Naxos Capital, Sofinnova Capital, HSBC Bank and/or any of the banks listed at Schedule I of the Bank Act (Canada);

(o)	“Consortium Agreement” has the meaning set forth in Section 6.2(m) hereof;

(p)	“Control” shall be deemed to exist when a Person (or Persons acting jointly or in concert) or one or more of its or their subsidiaries and other Persons controlled, directly or indirectly, by that Person or Persons, beneficially own(s), directly or indirectly, more than fifty percent (50%) of the voting shares of any company or corporation, or more than fifty percent (50%) of the ownership interests, however designated, in or of any trust, partnership or other unincorporated entity or other Person, or such lesser amount that would be sufficient to enable it or them to elect a majority of the directors (or trustees or other persons performing similar functions) of that company or corporation or other entity regardless of the manner in which other voting shares or other ownership interests are voted or has or have, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors or to appoint management (or trustees or other persons performing similar functions) and determine policies of such;

(q)	“Cumulative Job Target” has the meaning set forth in Section 2.5 hereof;

(r)	“Cumulative Job Target Period” means the five (5) year period commencing on the Effective Date;

(s)	“Deemed Abandonment” means the failure to complete the Project on or before the Project Completion Date;

(t)	“Disbursement” means fifty (50) cents for each Dollar of the Eligible Costs incurred and paid by the Borrower between the Effective Date and the Project Completion Date. For greater certainty, the total Disbursements received by the Borrower cannot be greater than the Loan and the total Loan received by the Borrower cannot be greater than fifty percent (50%) of the total Eligible Costs up to the maximum amount of the Loan;

(u)	“Effective Date” means the date of execution of this Agreement;

(v)	“Eligible Costs” means the costs directly attributable to the Project, as more particularly described in Schedule “B”, attached hereto, that are incurred and paid by the Borrower between the Effective Date and the Project Completion Date. For greater certainty, the total government (municipal, provincial and federal) financing including, but not limited to, the Loan, for the Project shall not exceed fifty percent (50%) of the total value of the Project;

(w)	“Encumbrance” means any mortgage, charge, pledge, security interest, lien (statutory or otherwise), title retention agreement or other encumbrance of any kind;

(x)

“Environmental Laws” means any and all Applicable Laws relating to the pollution or the protection of the environment or any activity, event or circumstance in respect of a Hazardous Substance including, but not limited to, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its release, escape, leaching, dispersal or migration into the natural environment, including but not limited to the movement through or in the air, land surface or subsurface strata, surface water or groundwater;

(y)	“Event of Default” means the occurrence of any one or more of the events listed in Section 11.1 hereof;

(z)	“Financial Statement” means the audited annual financial statement, signed by an authorized officer of the party providing such statement, consisting of a statement of income, balance sheet and statement of cash flow for a Fiscal Year, together with the notes thereto, all prepared in accordance with GAAP;

(aa)	“FIPPA” means the Freedom of Information and Protection of Privacy Act (Ontario);

(bb)	“Fiscal Year” means:

(i)	for the Borrower, the fiscal year of that currently ends on December 31st;

(ii)	for Mitsui & Co. (U.S.A.) Inc., the fiscal year of that currently ends on March 31st; and

(iii)	for BioAmber Inc., the fiscal year that currently ends on December 31st;

(cc)	“Force Majeure” means civil commotions, acts of God, weather, fires, floods, explosions, natural catastrophes, sabotages, accidents, failures of power, riots, invasion, insurrection, acts or acts of terrorism where there is a material adverse effect on a party’s ability to perform any of its obligations contemplated herein and which the parties could not reasonably have expected to occur and includes any additional peril or occurrence which is, in the opinion of both the Lender and the Borrower, a force majeure;

(dd)	“GAAP” means Canadian generally accepted accounting principles as adopted by the CICA, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles and includes International Financing Reporting Standards to the extent the same is adopted by the CICA and is in effect on the relevant date;

(ee)	“GSA” means a general security agreement, in the form of Schedule “K”, attached hereto;

(ff)	“Guaranty” means a guaranty executed by each of the Guarantors, in favour of the Lender, in respect of the Borrower’s obligations to the Lender provided for herein including, but not limited to, the Loan, Interest and any and all costs and expenses arising out of, resulting from or connected to the Loan and such guaranty being limited to the percentage of a Guarantor’s ownership held in the Borrower multiplied by the overall liability of the Borrower under this Agreement plus any and all costs and expenses incurred by the Lender in connection with the administration and enforcement of such guaranty;

(gg)	“Guarantors” means, collectively,

(i)	Mitsui & Co. (U.S.A.) Inc., a corporation incorporated under the laws of the State of New York; and

(ii)	BioAmber Inc., a corporation incorporated under the laws of the State of Delaware.

and each a “Guarantor”;

(hh)	“Hazardous Substance” means any pollutant, contaminant or substance that when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or a material risk to human health and without restricting the generality of the foregoing, the Hazardous Substance includes but is not limited to any pollutant, contaminant, waste, hazardous waste or dangerous good as defined by Applicable Laws for the protection of the natural environment or human health;

(ii)	“Incentive Period” means collectively Years 1, 2, 3, 4 and 5;

(jj)	“Indemnified Party” has the meaning set forth in Article 12 hereof;

(kk)	“Intellectual Property” means any intellectual, industrial or other proprietary right of any type in any form protected or protectable under the laws of Canada, any foreign country, or any political subdivision of any country, including but not limited to any intellectual, industrial or proprietary rights protected or protectable by legislation, by common law or at equity;

(ll)	“Interest” has the meaning set forth in Section 3.3 hereof;

(mm)	“Interest Rate” means the rate of 5.98% per annum;

(nn)	“Job” has the following meaning:

(i)	for hourly employees, a “Job” means, in respect of any twelve (12) month period, “x”, where “x” equals	a	; and
2000
where “a” equals the total number of hours worked during each twelve (12) month period by the employees employed by the Borrower at the Project Facility, including hours taken as paid vacation, sick leave, and for other similar reasons, and hours for which pay is provided in lieu of notice, at the Project Facility; and

(ii)	for salaried employees, a “Job” means a full time job of a salaried employee of the Borrower during one (1) entire calendar year. If a salaried employee is employed for fewer than twelve (12) months over one (1) calendar year, each full month that the employee is actually employed shall be considered to be a twelfth (1/12) of a Job;

(oo)	“Loan” means a non-revolving incentive term loan in the maximum aggregate principal amount of Fifteen Million Dollars ($15,000,000) to be disbursed by and repaid to the Lender in the manner provided in this Agreement;

(pp)	“Lender” means Her Majesty the Queen in right of the Province of Ontario, as represented by the Minister of Economic Development and Trade;

(qq)	“Mandatory Prepayment” has the meaning set forth in Section 3.10 hereof;

(rr)	“Material Adverse Change” means a material adverse change on the business, assets, operations or financial condition of the Borrower;

(ss)	“Maturity Date of the Loan” means ten (10) years from the date of the first Disbursement;

(tt)	“Non-Arm’s Length” has the meaning set forth in the Income Tax Act (Canada);

(uu)	“Permanent Cessation” means any and all cessations of production at the Project Facility, which are not Temporary Cessations;

(vv)	“Permitted Debt” means:

(i)	the Loan and any other indebtedness for borrowed money to the Lender;

(ii)	indebtedness for borrowed money secured by the Permitted Encumbrances; and

(iii)	indebtedness for borrowed money to Federal Government under the FedDev program in the maximum amount of Twelve Million Dollars ($12,000,000); and

(iv)	indebtedness for borrowed money to Sustainable Chemistry Alliance in the maximum amount of Five Hundred Thousand Dollars ($500,000);

(ww)	“Permitted Encumbrances” means, collectively, the Assets’ Permitted Encumbrances and the Property’s Permitted Encumbrances;

(xx)	“Person” means an individual, partnership, whether general, limited or undeclared, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature;

(yy)	“Post-Incentive Period” means collectively Years 6, 7, 8, 9 and 10;

(zz)	“Post-Incentive Period Rate of Interest” means the rate of 3.98% per annum;

(aaa)	“PPSA” means the Personal Property Security Act (Ontario);

(bbb)	“Project” means the proposal known as Biobased Succinic Acid Plant in Sarnia, as more particularly described in the description of the Project set forth in Schedule “A”, attached hereto. The Borrower expects that forty (40) Project related Jobs will be created and/or retained during the Incentive Period at the Project Facility;

(ccc)	“Project Completion Date” means June 30, 2013;

(ddd)	“Project Costs” means the expected aggregate costs directly attributable to the Project in the minimum amount of Seventy-Eight Million and Eight Hundred Thousand Dollars ($78,800,000);

(eee)	“Project Expenditures” means the Dollar amount of the actual and verifiable expenditures made by the Borrower on account of the Project Costs;

(fff)	“Project Facility” means the manufacturing facility located at 1265 Vidal Street South, Sarnia, Ontario, N7T 7M2;

(ggg)	“Project Financing” means the financing for the Project as more particularly set forth in Section 2.3 hereof;

(hhh)	“Project Investment Commitment” has the meaning set forth in Section 2.2 hereof;

(iii)	“Property” means the real property located at 1265 Vidal Street South, Sarnia, Ontario, N7T 7M2, which is identified as number 1 in the plan attached hereto as Schedule “N”, and beneficially owned by and registered in the name of Lanxess Inc.;

(jjj)	“Property’s Permitted Encumbrances” has the meaning set forth in Schedule “O”, attached hereto;

(kkk)	“Related Parties” means any shareholder, director, officer or employee of the Borrower or any individual related by blood, adoption or marriage to any such Person or any corporation or other Person dealing at Non-Arm’s Length with any such Person;

(lll)	“Security” has the meaning set forth in Section 5.1 hereof;

(mmm)	“Security Documents” has the meaning set forth in Section 5.2 hereof;

(nnn)	“SJIF” means the Strategic Jobs Investment Fund;

(ooo)	“Temporary Cessation” means, subject to Section 14.14 hereof, a temporary cessation of production, not exceeding six (6) months resulting from damage or destruction, model changeovers or other temporary cessations resulting from activities consistent with usual and customary manufacturing practices in the industry;

(ppp)	“Term” means the period commencing on the Effective Date and ending on six (6) months after the Maturity Date of the Loan. The Term may be extended or terminated earlier in accordance with this Agreement; and

(qqq)	“Year” means the following numbered twelve (12) month period which commence on the following dates:

Year	Starting Date
Year 1	First day of the month following the date of the first Disbursement;
Year 2	First day next following the last day of Year 1;
Year 3	First day next following the last day of Year 2;
Year 4	First day next following the last day of Year 3;
Year 5	First day next following the last day of Year 4;
Year 6	First day next following the last day of Year 5;
Year 7	First day next following the last day of Year 6;
Year 8	First day next following the last day of Year 7;
Year 9	First day next following the last day of Year 8; and
Year 10	First day next following the last day of Year 9.

1.2	Currency. Any reference to currency is to Canadian currency and any amount disbursed, paid or calculated is to be disbursed, paid or calculated in Canadian currency.

1.3	Currency Fluctuations. The Project Investment Commitment will be adjusted to reflect the exchange rates (USD to CAD) at the Bank of Canada Canadian Dollar noon spot exchange rate quoted on the Bank of Canada website prevailing at noon on the date prior to the date of acceptance of the letter of offer dated August 18, 2011. Under no circumstances shall the Borrower be deemed to have failed to meet the Project Investment Commitment where it can be demonstrated, to the Lender’s reasonable satisfaction, that the amount of such commitment, in Canadian Dollars, actually made by the Borrower was reduced solely due to a fluctuation in the exchange rate. Any portion of the Project Investment Commitment not paid in Canadian Dollars shall be adjusted to reflect the exchange rate.

1.4	Statute and Regulation. Any reference to a statute is to such statute and to the regulations made pursuant to such statute as such statute and regulations may at any time be amended or modified and in effect and to any statute or regulations that may be passed that have the effect of supplementing or superseding such statute or regulations.

1.5	Singular and Plural; Gender Terms. Each definition in this Agreement using a singular capitalized term or other word or phrase also shall apply to the plural form and such term, word or phrase and visa versa, and all references to the masculine gender shall include reference to the feminine or neuter gender, and visa versa, in each case as the context may permit or require.

1.6	Pronouns. Each use in this Agreement of neuter pronoun shall be deemed to include the masculine and feminine variations thereof, and vice versa and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case and the context may permit or require.

1.7	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

1.8	“Herein”, “Hereof” and “Hereunder”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, paragraph or other subdivision of this Agreement.

1.9	Schedules and Annexes. All references to Schedules and Annexes refer to Schedules and Annexes of this Agreement that are part of and form an integral part of this Agreement. The Schedules and Annexes of this Agreement are:

(a)	Schedule “A”:	Description, Milestones, Deliverables and Timelines of the Project;

(b)	Schedule “B”:	Eligible Costs and Project Investment Commitment Budget;

(c)	Schedule “C”:	Drawdown Certificate;

(d)	Schedule “D”:	Schedule of Paid Eligible Costs;

(e)	Schedule “E”:	Project Status Report;

(f)	Schedule “F”:	Annual Certificate;

	(i) Annex 1:	Royalty Payments

(g)	Schedule “G”:	Request for Forgiveness – Interest Incentive;

	(i) Annex 1:	Calculation of the Interest Payable During the Incentive Period;

(h)	Schedule “H”:	Project Expenditures Certificate;

(i)	Schedule “I”:	Auditor’s Certificate;

(j)	Schedule “J”:	Final Project Certificate;

	(i) Annex 1:	Calculation of the Mandatory Prepayment;

	(ii) Annex 2:	Calculation of the Interest on the Mandatory Prepayment;

(k)	Schedule “K”:	General Security Agreement;

	(i) Annex 1:	Assets’ Permitted Encumbrances;

	(ii) Annex 2:	Perfection Certificate;

(A)	Appendix A:	Changes to the Borrower’s Identity or Organization Structure

(B)	Appendix B:	Pledged Equity;

(C)	Appendix C:	Legal Description and Name and Mailing Address of Owners of Properties where Material Fixtures are Located; and

	(D)	Appendix D:	Intellectual Property;

(l)	Schedule “L”:		Guaranty—Mitsui & Co. (U.S.A.) Inc.;

(m)	Schedule “M”:		Guaranty—BioAmber Inc.;

(n)	Schedule “N”:		Plan of the Property; and

(o)	Schedule “O”:		Property’s Permitted Encumbrances.

ARTICLE 2 – PROJECT, INVESTMENT AND JOBS

2.1	Completion of Project. The Borrower shall complete the Project on or prior to the Project Completion Date in accordance with (a) the description, milestones, deliverables and timelines of the Project, as set forth in Schedule “A”, attached hereto; and (b) the Eligible Costs, as set forth in Schedule “B”, attached hereto.

2.2	Project Investment Commitment. The Borrower shall invest a minimum amount of Seventy-Eight Million and Eight Hundred Thousand Dollars ($78,800,000) in Project Expenditures (the “Project Investment Commitment”) between the Effective Date and the Project Completion Date.

2.3	Project Financing. The financing required for the completion of the Project (the “Project Financing”) has been arranged by the Borrower as follows:

Source	Nature of Financing	Amount
the Lender	the Loan	$15,000,000
the Commercial Lenders	secured loan	$13,800,000
the Guarantors	equity	$30,000,000
Federal Government	a loan from FedDev	$12,000,000
	a grant from Sustainable Development Technology Canada	$7,500,000
Sustainable Chemistry Alliance	a grant	$500,000
TOTAL, being the Project Costs		$78,800,000

The Guarantors may elect to replace the secured loan from the Commercial Lenders with an equivalent increase of the amount of equity invested by the Guarantors; provided that, the Guarantors have provided thirty days’ prior notice to the Lender.

2.4	Overruns and Deficiencies. The Borrower acknowledges and agrees that (a) any overruns and deficiencies of the Project Financing are the sole responsibility of the Borrower; and (b) in the event that the expected federal, provincial funding, other than the Loan or other funding is not available, the Borrower shall provide such funding from internal resources.

2.5	Cumulative Job Target. The Borrower shall create and/or retain one hundred and fifty-five (155) Jobs (the “Cumulative Job Target”) at the Project Facility at the end of the Cumulative Job Target Period.

2.6	Amendments to the Milestones. The Borrower may amend, modify or replace the milestones or timeline for each milestone, as set forth in Schedule “A”, attached hereto; provided that, (a) the written consent of the Lender has been obtained; and (b) such amendment, modification and replacement (i) are clearly set out in the Project Status Report with an explanation for such amendment, modification and replacement; and (ii) do not affect the Project Completion Date.

ARTICLE 3 – THE LOAN

3.1	The Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Borrower a non-revolving incentive term loan in the maximum principal amount of up to Fifteen Million Dollars ($15,000,000).

3.2	Loan Purpose. Subject to the terms and conditions of this Agreement, the Loan is to partially finance the Project, which contemplates minimum expenditures equal to the Project Investment Commitment. The Borrower acknowledges and agrees that it shall use the Loan to exclusively finance the Eligible Costs.

3.3	Interest. The outstanding principal amount of the Loan, from time to time, shall bear interest calculated from the date of first Disbursement until repayment in full at the applicable rate of interest (the “Interest”). Interest shall be calculated monthly and payable in respect of the Incentive Period as provided in Sections 3.5(a), 4.1 and 4.2 hereof and during the Post-Incentive Period as provided in Section 3.5(b) hereof.

3.4	General Interest Rules.

(a)	All interest payments to be made under this Agreement shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment, and interest shall accrue on overdue interest, if any, compounded on each interest payment date.

(b)	Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of fees “per annum” or a similar expression is used, such interest or fees will be calculated on the basis of one (1) calendar year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.

(c)	For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days or any other period of time that is less than one (1) calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty-five (365) or three hundred and sixty-six (366) or such other period of time, as the case may be.

(d)	In calculating interest or fees payable under this Agreement for any period, unless otherwise specifically stated, the first day of a period shall be included and the last day of a period shall be excluded.

3.5	Payment of the Loan and Interest.

(a)	During the Incentive Period:

(i)	Principal. Provided that an Event of Default has not occurred and is not continuing, the principal amount of the Loan shall become due and payable as provided in Section 3.5(b) hereof.

(ii)

Interest. Provided that an Event of Default has not occurred and is not continuing, the Interest on the outstanding principal amount of the Loan shall be calculated in accordance with Sections 4.1 and 4.2 hereof and shall become due and payable on or before the sixtieth (60th) day following the last day of the Incentive Period (or on the next following Business Day if such day is not a Business Day).

(b)	During the Post-Incentive Period:

(i)

Principal. Provided that an Event of Default has not occurred and is not continuing, an amount of twenty percent (20%) of the outstanding principal amount of the Loan on the last day of the Incentive Period is due and payable annually commencing on the sixth (6th) anniversary of the first Disbursement (or on the next following Business Day if such day is not a Business Day).

(ii)	Interest. Provided that an Event of Default has not occurred and is not continuing, and

(A)

the Cumulative Job Target has been achieved at the end of the Cumulative Job Target Period, the Interest accruing during the Post-Incentive Period shall be calculated at the Post-Incentive Period Rate of Interest on the outstanding principal amount of the Loan, from time to time, calculated from the last day of the Incentive Period and shall be due and payable annually commencing on the sixth (6th) anniversary of the first Disbursement (or on the next following Business Day if such day is not a Business Day); or

(B)	the Cumulative Job Target has not been achieved at the end of the Cumulative Job Target Period, the Interest accruing during the Post-Incentive Period shall be calculated at the Interest Rate on the outstanding principal amount of the Loan, from time to time, calculated from the last day of the Incentive Period and shall be due and payable annually commencing on the sixth anniversary of the first Disbursement (or on the next following Business Day if such day is not a Business Day).

(iii)

Remaining Monies. Provided that an Event of Default has not occurred and is not continuing, the remaining outstanding principal amount of the Loan, the Interest thereon, and any and all other monies, if any, then owing pursuant to this Agreement shall be due and payable on or before the thirtieth (30th) day following the last day of Year 10 (or on the next following Business Day if such day is not a Business Day).

3.6	Repayment Obligation. The Borrower hereby unconditionally promises to pay or cause to be paid to the Lender all obligations arising out of, resulting from or in connection with the Loan or this Agreement including, but not limited to, the Loan, the Interest, the Mandatory Prepayment and the corresponding interest and any and all costs and expenses, pursuant to this Agreement.

3.7	Disbursements. Subject to the terms and conditions of this Agreement, the Borrower may request and receive the Disbursements in accordance with Article 6 hereof.

3.8	Application of Payments. All payments made, by the Borrower to the Lender, and all moneys collected by the Lender upon any sale, other disposition or collection under the Security Documents, shall be applied first, to the payment of all costs and expenses incurred by the Lender in connection with the administration and enforcement of, and the preservation of any rights under, this Agreement and the Security Documents, and the sale or collection of, other realization on, the Security (including, but not limited to, taxes, duties, commissions and other transaction costs and the fees and disbursements of the Lender’s counsel (including, attorneys who are employees of the Lender) and agents) and, second, shall be applied on account of interest due and payable to the Lender, if any, and third, shall be applied in reduction of the unpaid portion of the principal amount of the Loan. The balance, if any, remaining after their application as aforesaid shall be remitted by the Lender as required pursuant to the Applicable Laws. In the case of any amount still owing by the Borrower to the Lender, the Borrower shall remain liable for any deficiency remaining in respect of such amount after the application thereto of all payments and moneys collected.

3.9	Place and Manner of Payment. The payments of the principal of the Loan, the Interest and any and all expenses and costs will be made by the Borrower to the Lender by way of certified cheque or pre-authorized electronic payment before 2:00 p.m. Eastern Standard Time on the applicable due date at the address noted in this Agreement or in such other manner and at such other place and time as otherwise specified in writing by the Lender; provided that, an Event of Default has not occurred and is not continuing.

3.10	Mandatory Prepayment – Project Investment Commitment Shortfall. If and to the extent that the Project Expenditures are less than Seventy-Eight Million and Eight Hundred Thousand Dollars ($78,800,000) as at the earlier of (a) the Project Completion Date; and (b) an Event of Default, the Borrower shall, within twenty (20) Business Days of notification by the Lender, remit an amount (the “Mandatory Prepayment”) to the Lender, as determined by the following:

A -actual Project Expenditures	* B = Mandatory Prepayment
A

Where “A” equals the Project Investment Commitment; and

where “B” equals the principal amount of the Loan outstanding as at the time of the determination of the Mandatory Prepayment.

The amount of the Mandatory Prepayment cannot be negative.

3.11	Interest on Mandatory Prepayment. The Borrower shall pay interest on the Mandatory Prepayment. Such interest shall be calculated and paid at the Interest Rate from the date of the last Disbursement.

3.12	Prepayment. Subject to the terms and conditions of this Agreement, the Borrower may, at any time and without penalty, prepay the Loan; provided that, such prepayment may only be for the full amount of the outstanding principal amount of the Loan, together with all accrued and unpaid Interest thereon, if any, to the date of such prepayment. For greater certainty, the exercise by the Borrower of the prepayment privilege contained herein shall not relieve the Borrower from its liability to pay Interest in accordance with this Agreement, and to the extent that the Borrower does not meet the Cumulative Job Target at the time of such prepayment is made, the liability for the payment of Interest resulting from any shortfall in the Cumulative Job Target during the Incentive Period shall be calculated on a proportional basis as provided in Section 4.2 hereof.

ARTICLE 4 – INTEREST FORGIVENESS

4.1	Forgiveness of Interest. Provided that:

(a)	an Event of Default has not occurred and is not continuing;

(b)	the Borrower achieves the Cumulative Job Target at the Project Facility by the end of the Cumulative Job Target Period; and

(c)	upon receipt, by the Lender, of a document executed by the Borrower, entitled, “Request for Forgiveness—Interest Incentive”, in the form of Schedule “G”, attached hereto, within thirty (30) days following the last day of the Incentive Period, any Interest due and payable upon the Loan with respect to the Incentive Period only shall be completely forgiven by the Lender. Interest due and payable upon the Loan during the Post-Incentive Period shall not be forgiven under any circumstances whatsoever.

4.2	Interest Calculation. In the event that the Cumulative Job Target is not achieved by the last day of the Cumulative Job Target Period, the Interest payable with respect to the Incentive Period shall be calculated in accordance with the following formula:

Interest = A – B

Where “A” is the sum of 5.98% per annum for each Year of the Incentive Period on the principal amount outstanding in respect of the Loan calculated in accordance with Section 3.3 hereof; and

Where “B” is the amount calculated as follows:

actual Jobs achieved at the end of the Cumulative Job Target Period	*	A
Cumulative Job Target

provided however, that the Interest payable cannot be less than zero (0).

ARTICLE 5 - SECURITY

5.1	Security. The Borrower hereby pledges, assigns, conveys, mortgages, transfers and delivers to the Lender, and grants to the Lender a continuing security interest in and to the collateral (the “Security”), as provided for and governed by the Security Documents.

5.2	Security Documents. The Borrower shall provide the Lender with the following valid and binding documents governing the Lender’s interest in the Security (collectively, the “Security Documents”):

(a)	the GSA;

(b)	a Guaranty, in the form of Schedule “L”, attached hereto, from Mitsui & Co. (U.S.A.) Inc.;

(c)	a Guaranty, in the form of Schedule “M”, attached hereto, from BioAmber Inc.;

(d)	a valid charge against the leasehold interest on the Property in the principal amount of Fifteen Million Dollars ($15,000,000);

(e)	on terms satisfactory to the Lender, the postponement, assignment and subordination of any and all related company and shareholder loans;

(f)	Priority Agreement or other documentation satisfactory to the Lender, confirming the rankings of the GSA and the charge against the leasehold interest on the Property, as set out below.

5.3	Priority of Security.

(a)	The GSA will constitute a valid second charge over the Borrower’s, present and future, accounts, inventory, equipment, other personal property and undertakings of the Borrower subject only to the Assets’ Permitted Encumbrances.

(b)	A valid charge against the leasehold interest on the Property will constitute valid second charge on the leasehold interest on the Property subject only to prior charges in favour of (i) the Commercial Lenders to a maximum amount of Fifteen Million Dollars ($15,000,000); and (ii) the Property’s Permitted Encumbrances. The Borrower’s counsel, at the Borrower’s cost, will be responsible for preparing and registering all documentation required for the Lender to have a valid second charge on the leasehold interest on the Property.

(c)	Except as expressly provided in this Section 5.3, nothing in this Agreement may be construed as evidencing an intention or agreement on the part of the Lender that the GSA and charge against leasehold interest on the Property be or has been subordinated to any Encumbrance, or shall cause any such subordination to occur.

ARTICLE 6 - DISBURSEMENT OF THE LOAN

6.1	General. The obligation of the Lender to make the Disbursements is conditional upon prior compliance with each of the conditions precedent stated in this Article 6, to the satisfaction of the Lender, acting reasonably, which conditions precedent are for the exclusive benefit of the Lender and may only be waived by the Lender, in writing.

6.2	Conditions Precedent of the First Disbursement. Subject to and conditional upon the execution of this Agreement by both parties and the satisfactory completion, as determined by the Lender, acting reasonably, of the following conditions precedent:

(a)	Insurance. The Lender shall have received a valid certificate of insurance evidencing the insurance coverage that the Borrower is required to maintain pursuant to Section 9.1(i) hereof;

(b)	Security. The Security Documents shall be in full force and effect and such instruments, including, where applicable, all registrations and filings in respect thereof, shall have been duly made in all offices in which such registration or filing is necessary or of advantage to perfect, preserve, or protect the priority of the security interest created thereby subject only to Permitted Encumbrances;

(c)	Opinion of Counsel for the Borrower. The Lender shall have received a favourable legal opinion from the external counsel of the Borrower, in form and substance satisfactory to the Lender, acting reasonably, confirming:

(i)	the corporate status of the Borrower and its power and authority to enter into this Agreement;

(ii)	the authorization, delivery, enforceability and binding nature of this Agreement upon the Borrower;

(iii)	the authorization, delivery, enforceability and binding nature of the Security Documents and the registered liens and other registered encumbrances to which the Security is subject; and

(iv)	such other matters as the Lender may stipulate;

(d)	Opinion of Counsels for the Guarantors. The Lender shall have received favourable legal opinions from each of the external counsels of each of the Guarantors, in form and substance satisfactory to the Lender, acting reasonably, confirming:

(i)	the corporate status of each of the Guarantors and their powers and authorities to enter into the Guaranty;

(ii)	the authorization, delivery, enforceability and binding nature of the Guaranty upon each of the Guarantors;

(iii)	such other matters as the Lender may stipulate;

(e)	Project Financing. The Lender shall have received confirmation of the Project Financing, as provided in Section 2.3 hereof, including, but not limited to, satisfactory evidence, as determined by the Lender, that the Borrower has received confirmation of federal government support from Sustainable Development Technology Canada and FedDev Ontario or suitable alternative funding in an aggregate amount of Nineteen Million and Five Hundred Thousand Dollars ($19,500,000);

(f)	Title Insurance. The Lender shall have received a policy of title insurance in respect of the leasehold interest in the Property issued by a title company, satisfactory to the Lender, insuring the validity and priority of the Lender’s leasehold interest, together with a copy of any existing survey of the Property;

(g)	Property Taxes. The Lender shall received satisfactory evidence, as determined by the Lender, acting reasonably, that the property taxes on the Property are paid in full and are up to date;

(h)	Sub-searches on the Property. The Lender shall have received the results of all applicable sub-searches and the results of such sub-searches are satisfactory the Lender, as determined by the Lender, acting reasonably;

(i)	Phase 1 Environmental Site Assessment Report. The Lender shall have received the Phase 1 Environmental Site Assessment Report on the Property and such report is satisfactory, in form and in substances, to the Lender, acting reasonably;

(j)	Perfection Certificate. The Lender shall have received the Perfection Certificate in the form of Annex 2 to Schedule “K”, attached hereto;

(k)	Commitment Letter from BioAmber Inc. The Lender shall have received a binding letter of commitment from BioAmber Inc. confirming that BioAmber Inc. is committed to finance the Project and any corresponding cost overruns;

(l)	Undertaking of the Borrower. The Lender shall have received an undertaking from the Borrower, in the form and substance agreeable by the Lender, that the Borrower will construct the plant for the Project in Sarnia;

(m)	Consortium Agreement. The Lender shall have received an executed copy of a valid and binding consortium agreement between the Guarantors, dated on or about October 2011, and any all amendments made thereto in accordance with the provisions thereof as the same may be amended, restated and/or supplemented from time to time (the “Consortium Agreement”);

(n)	List of Assets under the GSA. The Lender shall have received a detailed list of equipment and machinery and their corresponding costs, which are charged under the GSA, prepared by the Borrower’s engineering firm and paid for by the Borrower or the Guarantors, and such list being satisfactory to the Lender;

(o)	Landlord Waiver. The Lender shall have received landlord waivers, the form and substance satisfactory to the Lender, acting reasonably, for the leased facilities listed in Section 2(j) of the Perfection Certificate, attached to the GSA;

(p)	Lease Agreement. The Lender shall have received an executed and valid lease agreement for the Property and such agreement is satisfactory to the Lender, acting reasonably;

(q)	Legal and Municipal Addresses of the Project Facility. The Lender shall have received the legal and municipal addresses of the Project Facility;

(r)	Certificate of Incorporation. The Lender shall have received the certificate of incorporation of the Borrower;

(s)	Bank Statements. The Lender shall have received satisfactory evidence, as determined by the Lender, acting reasonably, that the Lender will receive an account statement of the Bank Account (the “Bank Statement”) monthly from the Canadian financial institution where such Bank Account is situated; and

(t)	Conditions Precedent for All Disbursements and in General. The Lender shall have received satisfactory evidence of completion, as determined by the Lender, acting reasonably, of the conditions precedent stated in Sections 6.3 and 6.4 hereof, the Lender shall pay or cause to be paid the first Disbursement to the Borrower.

6.3	Conditions Precedent to All Disbursements. On or before each Disbursement including, but not limited to, the first Disbursement, the following conditions shall be met or have been complied with by the Borrower, to the satisfaction of the Lender, acting reasonably:

(a)	Drawdown Certificate. The Lender shall have received from the Borrower a duly executed Drawdown Certificate in the form of Schedule “C”, attached hereto, certifying that all matters referred therein are in full force and effect and are true and correct, together with any supporting documentation, as required by the Lender, in its sole and absolute discretion, and requesting the Disbursement;

(b)	Accounting Evidence. The Lender shall have received satisfactory evidence from the Borrower that the Borrower has incurred and paid the Eligible Costs, which evidence shall include the following:

(i)	a schedule to the Drawdown Certificate setting out, in detail, all incurred and paid Eligible Costs and the Disbursements received from the Lender in the form of Schedule “D”, attached hereto;

(ii)	a document entitled, “Project Status Report”, in the form of Schedule “E”, attached hereto;

(iii)	in the event that the Borrower submits a request for a Disbursement in respect of the Eligible Costs incurred and paid to Non-Arm’s Length suppliers, the Borrower shall also provide a certificate of the Auditor of the Borrower confirming that the transaction was on terms that are fair and reasonable to the Borrower and that are no less favourable to the Borrower than those that could be obtained in a comparable transaction from an Arm’s Length supplier; provided however, that an Auditor’s certificate shall not be required for the Eligible Costs which have been incurred and paid by the Borrower and submitted to Non-Arm’s Length suppliers where invoices can be produced supporting the transaction at no increased cost; and

(iv)	at the Lender’s option, invoices from suppliers may also be required;

(c)	Inspection. The Lender shall have had the opportunity to physically inspect the Project Facility;

(d)	No Event of Default. No Event of Default or an event which would otherwise be an Event of Default but for the giving of notice and the passage of time to remedy the Event of Default shall have occurred and be continuing, nor shall the Disbursement result in the occurrence of any Event of Default;

(e)	Construction Liens. In the event that the Construction Lien Act (Ontario) is applicable, including but not limited to there being any improvements to land, the Lender shall have received satisfactory evidence of holdbacks from each and every Disbursement of the Loan of ten percent (10%) of lienable costs for the periods provided by in that legislation, failing which the Lender shall be entitled to deduct and administer such holdbacks;

(f)	Limitation on Disbursements. The Lender shall not disburse funds in excess of Five Million Dollars ($5,000,000) for non-equipment expenses until the Borrower has purchased a minimum of Ten Million Dollars ($10,000,000) of equipment forming the assets, which are charged under the GSA;

(g)	Limitation on Government Funding. At all times, the total amount of Government (municipal, provincial and federal) financing including, but not limited to, the Loan, for the Project shall not exceed fifty percent (50%) of the total value of the Project;

(h)	Estoppel Certificates. The Lender shall received estoppel certificates from certain secured creditors of the Borrower identifying the collateral over which they have security; and

(i)	Fully Secured. Any and all Disbursements are subject to satisfactory evidence, as determined by the Lender, in its sole and absolute discretion, that such Disbursements, at all times, are fully secured by the Security.

6.4	Conditions Precedent in General. On or before each Disbursement including, but not limited to, the first Disbursement, the following conditions shall be met or have been complied with to the satisfaction of the Lender, acting reasonably:

(a)	Refusal of Disbursements. Without restricting the applicability of other remedies or provisions of this Agreement, in the event that,

(i)	the Borrower fails to comply with any of the provisions of this Agreement, including but not limited to the reporting requirements set out in Article 7 hereof;

(ii)	a Material Adverse Change shall have occurred and be continuing; or

(iii)	an Event of Default shall have occurred and be continuing or the occurrence of an Event of Default reasonably appears to be imminent; the Lender shall be entitled, in its sole and absolute discretion, to refuse to make any Disbursements or any further Disbursements.

(b)	Method of Disbursements. Subject to and conditional upon:

(i)	the satisfactory performance and attainment by the Borrower, in opinion of the Lender, acting reasonably, (x) of all of the conditions precedent, as stated in Article 6 hereof; and (y) of all the milestones and deliverables, as set forth in Schedule “A”, attached hereto;

(ii)	after the Borrower has incurred and paid the Eligible Costs;

(iii)	the absence of the Event of Default that has occurred and is continuing; and

(iv)	accuracy of the representations and warranties of the Borrower at the time of the Disbursement,

the Lender shall disburse the Disbursement to the Borrower.

(c)	Timing of Disbursements. At any time, and from time to time, after the execution of this Agreement, the Borrower may, by notice to the Lender, request that a Disbursement be made, provided that a request for a Disbursement shall be made no more frequently than quarterly. Upon receipt of a request for a Disbursement and subject to the terms of this Agreement, the Lender shall, within thirty (30) Business Days, disburse the Disbursement to the Borrower on account of the Loan in the amount of the request. If a request for a Disbursement is made and rejected by the Lender for a failure to fulfill the conditions set forth in Article 6 hereof, upon fulfillment of the said conditions, the Borrower may immediately resubmit the request for the Disbursement;

(d)	Cancellation of the Loan. The Lender reserves the right to unilaterally cancel:

(i)	the Loan in the event that the first (1st) Disbursement is not requested by the Borrower within six (6) months of the date of the execution and delivery hereof; or

(ii)	any portion of the Loan is not disbursed by the Project Completion Date; and

(e)	Annual Appropriations. The payment of any Disbursement to be made by the Lender pursuant to this Agreement is subject to there being an appropriation by the Legislative Assembly for the year in which the Disbursement is to be made. The Lender shall advise the Borrower forthwith if the Lender is not able to perform its obligations hereunder.

ARTICLE 7 – REPORTING

7.1	Annual Certificate. The Borrower, within sixty (60) days after the end of each Fiscal Year during the Term, shall deliver or cause to be delivered to the Lender a certificate, signed by an authorized officer of the Borrower, in the form of Schedule “F”, attached hereto, certifying that all matters referred therein are in full force and effect and are true and correct and if required by the Lender, in its sole and absolute discretion, supporting documentation of the information stated in such certificate.

7.2	Project Status Report. The Borrower shall deliver or cause to be delivered to the Lender a documented entitled, “Project Status Report” signed by an authorized officer of the Borrower, in the form of Schedule “E” attached hereto, within each sixty (60) days after the end of each semi-annual period of each Fiscal Year during the Incentive Period.

7.3	Financial Reports. The Borrower shall deliver or cause to be delivered to the Lender:

(a)	as soon as practicable and in any event within sixty (60) days after the end of each semi-annual period of each Fiscal Year, a copy of the unaudited financial statement of the Borrower, prepared in accordance with GAAP, containing a statement of income, balance sheet and statement of cash flow, together with the notes thereto and signed by an authorized officer of the Borrower, subject to audit and changes resulting from year-end adjustment;

(b)	as soon as practicable and in any event within sixty (60) days after the end of each semi-annual period of each Fiscal Year, a copy of the unaudited financial statement of each of the Guarantors, prepared in accordance with GAAP, containing a statement of income, balance sheet and statement of cash flow, together with the notes thereto and signed by the respective authorized officer of such Borrower, subject to audit and changes resulting from year-end adjustment;

(c)	within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending after the date of the first Disbursement, the Financial Statement for the Fiscal Year then ended for the Borrower; and

(d)	within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending after the date of the first Disbursement, the Financial Statement for the Fiscal Year then ended for each of the Guarantors.

7.4	Project Expenditures Certificate. The Borrower shall deliver or cause to be delivered to the Auditor with a copy to the Lender, within ten (10) Business Days of the Project Completion Date, the Project Expenditures Certificate signed by an authorized officer of the Borrower, in the form of Schedule “H”, attached hereto, certifying the total Project Expenditures incurred and paid by the Borrower between the Effective Date and Project Completion Date;

7.5	Auditor’s Certificate. The Borrower shall deliver or cause to be delivered to the Lender, within sixty (60) days of the Project Completion Date, the Auditor’s certificate, signed by an Auditor, in the form of Schedule “I” attached hereto, certifying that:

(a)	the Eligible Costs, as provided as attachments to the Drawdown Certificate, in the form of Schedule “D”, attached hereto, have been incurred and paid by the Borrower between the Effective Date and Project Completion Date; and

(b)	the total Project Expenditures, as stated in the Project Expenditures Certificate, in the form of Schedule “H”, attached hereto, have been incurred and paid by the Borrower between the Effective Date and Project Completion Date.

7.6	Final Project Certificate. The Borrower shall deliver or cause to be delivered to the Lender, within sixty (60) days of the end of the Incentive Period, a final certificate, signed by an authorized officer of the Borrower, in the form of Schedule “J”, attached hereto, certifying that all matters referred therein are true and correct together with such other documentation with respect to the Project that may be requested by the Lender, in its sole and absolute discretion.

7.7	Review. The Borrower shall permit or cause to be permitted the Lender, and any persons designated by the Lender, at the Lender’s expense, to visit and inspect the Project Facility and to examine its books and financial records, and to discuss, with the Borrower, the Borrower’s affairs, finances and accounts all at such reasonable times as may be requested by the Lender. The Lender’s right of inspection includes, but is not limited to, the right to perform a full or partial audit. Without limiting the generality of the foregoing, the Borrower shall, at the Lender’s request, meet with the Lender or its duly authorized agent at least annually to review the progress of the Project and to review the Borrower’s compliance with the terms and conditions of this Agreement.

7.8	Notice. The Borrower shall provide or cause to be provided prompt notice to the Lender of any Material Adverse Change.

7.9	Insurance. The Borrower shall deliver or cause to be delivered to the Lender:

(a)	a copy of the insurance certificate stating that the Borrower has the required insurance, in accordance with Section 9.1(i) hereof, and such insurance policy identifying the Lender as a loss payee; and

(b)	any renewal replacement insurance certificates of such policy within sixty (60) days of such renewal.

7.10	Other Information. The Borrower deliver or cause to be delivered to the Lender any other information that may be required by the Lender, as determined in its sole and absolute discretion, to determine the Borrower’s compliance with this Agreement and to determine any remedy that the Lender might have.

ARTICLE 8 – REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties. The Borrower represents and warrants as of the date hereof and covenants for so long as the obligations of the Borrower under this Agreement remain outstanding that the following representations and warranties shall remain true and correct at all times:

(a)	Financial Statement. The Borrower has delivered to the Lender copies of its most recent Financial Statement and such Financial Statement is correct and complete and fairly present the financial position of the Borrower as of the date indicated therein and the results of its operation and the changes in its financial position for the years then ended in accordance with GAAP. Since the date of its last Financial Statement, there has been no change in the financial condition of the Borrower other than changes in the ordinary course of business and changes arising from the plans of the Borrower to complete the Project. No change in the financial condition of the Borrower since the date of its last Financial Statement will impair the Borrower’s ability to complete the Project, to operate the Project Facility and to perform its obligations under this Agreement. All financial information relating to the Borrower which has been delivered to the Lender is complete and accurate in all material respects in light of the circumstances prevailing at the time of delivery;

(b)	Application. With respect to the information and documentation, including but not limited to forecasts, submitted to the Lender in support of the application that:

(i)	the forecasts were based upon the judgment of directors and officers of the Borrower, who considered the most likely set of future conditions in their opinion at that time and their impact upon the Borrower;

(ii)	the information used in preparing the application substantially reflects the plans of the Borrower;

(iii)	the assumptions relied upon in preparing the forecasts are appropriate in the opinion of directors and officers of the Borrower;

(iv)	adequate support documentation outlining methods and procedures used in preparing the forecasts is available from the Borrower; and

(v)	all statements and documentation provided to the Lender in support of the application are true and correct;

(c)	Due Incorporation. The Borrower has been duly organized or established and is in existence and in good standing under the laws of the jurisdiction of its organization or creation and the Borrower has full capacity, power, authority and legal right to carry on its business, to own its property and assets and to enter into and deliver this Agreement and the Security Documents and to carry out its obligations thereunder and hereunder. This Agreement and the Security Documents, to which the Borrower is a party, constitute valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms;

(d)	Authorization of Documents. The Borrower has taken all necessary corporate action to authorize, and has duly executed and delivered this Agreement and the Security Documents, and there are no provisions in any unanimous shareholder agreement which restrict or limit the Borrower’s powers to borrow money or grant security in respect of its assets and property as contemplated herein;

(e)	Approvals and Compliance. All orders, licences, approvals, permits, authorizations, exemptions, filings or registrations of, from or with any governmental authority that are material to the operation of the business of the Borrower have been obtained or will be obtained prior to any Disbursements, and the Borrower has not received any notice, nor does it have any knowledge, that the Project Facility or the use thereof or any of its other operations are not in compliance in all material respects with all Applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Change;

(f)	Title to Assets. Prior to any Disbursements, the Borrower will be in possession of the Project Facility and has good and marketable title to its properties and assets and such properties and assets are free and clear of any Encumbrances other than Permitted Encumbrances;

(g)	Insurance. The Borrower’s business and all of its properties and assets are covered by policies of insurance or will be covered by policies of insurance prior to any Disbursements, issued by licensed insurers, as are appropriate for such business, property and assets, in such amounts and against such risks as set out in Section 9.1(i) hereof;

(h)	Absence of Litigation. Except as disclosed in writing to the Lender, there are:

(i)	no criminal charges pending or threatened against the Borrower or any of the Borrower’s property, asset or revenue; and

(ii)	no actions, suits or proceedings pending or threatened against or affecting the Borrower;

(i)	Bankruptcy. The Borrower has not proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken or consented to any proceeding to have itself declared bankrupt or wound-up or to have a receiver appointed over any of its property, had any encumbrancers take possession of any of its property, or had any execution or distress become enforceable or levied upon any of its property;

(j)	Absence of Guaranties. The Borrower has not given or agreed to give any guaranties and is not contingently responsible for indebtedness or other obligations of any other Persons except as disclosed, in writing, to the Lender;

(k)	Absence of Conflicting Agreements; No Consents. The Borrower is not a party to any agreement which would be contravened by, or under which any obligation would be accelerated or default or termination would occur, as a result of the consummation of any of the transactions provided for in this Agreement and/or the Security Documents. No consents or approvals are required from any Persons in connection with the execution and delivery by and the performance of the obligations of the Borrower under this Agreement and/or the Security Documents, other than those consents and approvals previously obtained and delivered to the Lender;

(l)	Material Agreements. Each of the material agreements to which the Borrower is a party (including, but not limited to, leases) is in good standing in all material respects and in full force and effect, and no breach of such agreements has occurred by the Borrower or, to its knowledge, any of the other parties to such agreements which could reasonably be expected to have a Material Adverse Change;

(m)	Tax Matters. The Borrower is not in default in any respect in connection with Canadian federal, provincial, municipal or local taxes, assessments or other imposts or penalties due and unpaid in respect of its income, business or property or for the payment of any tax instalment due in respect of its current taxation year. The Borrower has fulfilled all requirements under the Income Tax Act (Canada), the Canada Pension Plan Act (Canada) and the Employment Insurance Act (Canada) for withholding of amounts from employees and has remitted all amounts withheld to the appropriate authorities within the prescribed times;

(n)	Construction Liens. The Borrower has not received any notice of any construction liens currently outstanding in respect of the Project Facility;

(o)	Expropriation and Work Orders. The Borrower has not received any notice that any part of the Project Facility has been or is in the process of being condemned, taken or expropriated by any provincial, municipal or any other competent authority and no alteration, repair, improvement or other work has been ordered or directed to be done to or performed in respect of the Project Facility by any such authority;

(p)	Utility Arrears. The Borrower does not owe any amount, in respect of the Project Facility, to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the machines, apparatus, meters or other things leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except current charges;

(q)	Environmental. In connection with the Project Facility, the Borrower does not have any knowledge of having caused or permitted the release of any Hazardous Substance on the Project Facility except in compliance with all Environmental Laws. All Hazardous Substances have, to the knowledge of the Borrower, been used, disposed of, treated and stored by the Borrower in compliance with all Environmental Laws;

(r)	Project Financing. The Borrower has arranged financing for the Project with the parties and in the amounts set forth in Section 2.3 hereof;

(s)	Material Adverse Change. No change has occurred which could reasonably be expected to have a Material Adverse Change to the Borrower;

(t)	Events of Default. No Event of Default has occurred and is continuing, nor has any event occurred which with the giving of notice, the passage of time, or both, will result in an Event of Default;

(u)	Full Disclosure. There is no fact which the Borrower has not disclosed, in writing, to the Lender which Materially Adversely Changes or, so far as the Borrower can now reasonably foresee, will Materially Adversely Change the Project Facility or the Project or the ability of the Borrower to perform its obligations under this Agreement;

(v)	Employees. As at the Effective Date, the Borrower has no employees at the Project Facility;

(w)	Intellectual Property. With respect to the Intellectual Property required for the Borrower to carry out its obligations under this Agreement:

(i)	the Borrower has or will have prior to any Disbursements all necessary rights to the Intellectual Property that is required for the completion of the Project;

(ii)	the Borrower has not received any notice, claim or threat of any claim that it is infringing the Intellectual Property rights of third parties in respect of the Project; and

(iii)	the Borrower has not disposed of, licensed or otherwise encumbered the Intellectual Property rights referred to in Section 8.1(w)(i) hereof in such a way that the Borrower knowingly compromises such Intellectual Property rights required for the completion of the Project;

(x)	Project Facility. The Borrower is committed to establish the plant to perform the Project at the Project Facility; and

(y)	Consortium Agreement. Prior to any Disbursements, the Consortium Agreement will be valid, binding and in good standing.

ARTICLE 9 - AFFIRMATIVE COVENANTS

9.1	The Borrower’s Affirmative Covenants. The Borrower covenants and agrees as of the date hereof and for so long as the obligations of the Borrower under this Agreement remain outstanding that:

(a)	Project Completion. The Borrower shall cause the Project to be completed in accordance with the description, milestones, deliverables and timelines of the Project, as set forth in Schedule “A”, attached hereto, on or before the Project Completion Date;

(b)	Use of Proceeds. The Borrower shall exclusively use the Loan for the purpose described in Section 3.2 hereof;

(c)	Payments. The Borrower shall pay or caused to be paid to the Lender all obligations arising out of, resulting from or in connection with the Loan or this Agreement including, but not limited to, the Loan, the Interest, the Mandatory Prepayment and the corresponding interest and any and all costs and expenses pursuant to this Agreement and the Security Documents on the dates, at the times and at the place specified herein or therein;

(d)	Rights of Inspection and Inquiry. The Borrower shall keep and maintain all records, invoices and other documents relating to the Loan in a manner consistent with GAAP and clerical practices, and keep them available for review by the Lender and its agents and authorized representatives including, but not limited to, the Auditor General, during the Term and for a period of seven (7) years thereafter;

(e)	Compliance with Agreements. The Borrower shall perform and satisfy all covenants and obligations to be performed by it under this Agreement, the Security Documents and under any other agreement or undertaking now or hereafter made between it and the Lender;

(f)	Existence. The Borrower shall preserve and maintain its existence, rights, powers, licences, privileges, and goodwill, and exercise any rights of renewal or extensions of any leases, licences, or any other rights which are necessary or material to the conduct of its business;

(g)	Conduct of Business; Compliance with Laws. The Borrower shall conduct its business in a proper and efficient manner so as to protect its property and assets, including but not limited to the Project Facility, and the earnings, income, rents and profits of such business, and in compliance with the Applicable Laws. The Borrower shall perform and discharge its obligations and covenants under all material agreements to which it is a party and the Borrower shall demand and take all reasonable steps to ensure the discharge and performance by the other parties to such agreements of their obligations and covenants thereunder;

(h)	Taxes, etc. The Borrower shall file all tax returns and pay or cause to be paid as they become due all taxes, assessments and governmental charges lawfully levied and imposed upon its property or upon its business, including but not limited to the Project Facility, unless the same are being diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist;

(i)	Insurance. The Borrower shall maintain or cause to be maintained, at its own cost and expense, with reputable insurers having a secure A.M. Best rating of B+ or greater, or the equivalent, necessary and appropriate insurance that a borrower in the nature of the Borrower’s business would have including, but not limited to:

(A)	commercial general liability insurance on an occurrences basis for third party bodily injury, personal injury and property damage to an inclusive limit on not less than Five Million Dollars ($5,000,000) per occurrence. The policy is to include the following:

(1)	the Indemnified Parties as additional insureds with respect to liability arising out of the course of performance of the Borrower’s obligations under, or other in connection with this Agreement;

(2)	Contractual Liability coverage;

(3)	Cross-liability coverage; and

(4)	Thirty (30) day notice of cancellation;

(B)	all Risk Property insurance against risk of loss or damage to property of the Borrower up to its full replacement value, and including public liability and damage to property of third parties;

(C)	business interruption insurance; and

(D)	boiler and machinery insurance.

(ii)	The Borrower shall provide or cause to be provided to the Lender, on an annual basis,

(A)	proof of the insurance required by this Agreement in the form of a valid certificate of insurance that reference this Agreement and confirms the required coverage before the execution of this Agreement by the Lender; and

(B)	prior to the expiry or replacement of any insurance policy, send copies of all renewed or replacement policies to the Lender.

(iii)	Without limiting the generality of the foregoing, the Indemnified Parties shall be named in all insurance policies, as applicable, as a loss payee and additional insured, as applicable, and all policies shall contain such clauses as the Lender requires in its sole and absolute discretion, acting reasonably, for the Lender’s protection.

(j)	Insurance Proceeds. In the event of insurable loss or damage to property or asset of the Borrower, and so long as no Event of Default has occurred and is continuing and the applicable insurance proceeds are sufficient to fully restore or replace such property or asset, then on request by the Borrower the proceeds of any claim of insurance may be released to the Borrower to be used solely for repairing and restoring the property or asset which are subject to the claim;

(k)	Operations in Ontario. The Borrower agrees to use commercially reasonably efforts to maintain its manufacturing base in the Province of Ontario at the Project Facility;

(l)	Repairs. The Borrower shall at all times repair and keep in good order and condition all equipment and all buildings and related equipment used in, or in connection with, its manufacturing operations to a reasonable standard of usage taking into account the age of such buildings and equipment and the uses to which they are put, and renew and replace all and any of the same which may become worn out, dilapidated, unserviceable or destroyed, and which are necessary for the efficient operation of the Project Facility;

(m)	Project Costs. The Borrower shall promptly notify the Lender of any material cost overrun or change orders in the Project as compared with the Project Investment Commitment Budget, as set forth in Schedule “B”, attached hereto. The Lender shall not be obliged to fund any such overrun of costs and may require proof of payment prior to any further Disbursements;

(n)	Litigation. The Borrower shall give notice to the Lender of any criminal charges and civil actions filed against the Borrower together with notice, including reasonable particulars, of each action, suit or proceeding which claims damages in excess of Fifty Thousand Dollars ($50,000) against the Borrower pending, or to the knowledge of the Borrower, threatened before any court or before any tribunal, governmental department, commission or agency;

(o)	Notice to the Lender. The Borrower shall provide prompt notice of any Material Adverse Change, any Closure and any proposed Closure to the Lender;

(p)	Future Programs. The Borrower shall establish a process of ongoing dialogue with the Lender to discuss future programs and investments at the Project Facility;

(q)	Construction Liens. The Borrower shall comply with the holdback requirements of the Construction Lien Act (Ontario) for the Project including, but not limited to, with respect to the Disbursement of any portions of the Loan received by the Borrower from the Lender in respect of which the Construction Lien Act (Ontario) is applicable;

(r)	Location of the Assets. The Borrower shall keep and maintain the assets purchased, acquired or received as a result of, arising out of, or in connection with the Loan at the Project Facility; and

(s)	Consortium Agreement. The Borrower shall deliver or cause to be delivered to the Lender a copy of any and all executed amendments, restatements and supplements to the Consortium Agreement within five (5) days of execution of such amendments, restatements and supplements.

9.2	The Lender to Perform Covenants. If the Borrower fails to perform any covenant pertaining to the payment or expenditure of money, after reasonable written notification by the Lender, the Lender may, in its sole and absolute discretion, perform any such covenant capable of being performed by it and, the Lender may make such payment or expenditure with its own funds, or with money borrowed by or disbursed to it for such purpose, but shall be under no obligation to do so, and all sums so expended or disbursed shall be at once payable by the Borrower to the Lender upon demand and shall bear interest at the Interest Rate until paid.

ARTICLE 10 – NEGATIVE COVENANTS

10.1	Negative Covenants. The Borrower covenants and agrees that, during the Term, without the prior written consent of the Lender:

(a)	Indebtedness. The Borrower shall not incur, assume or permit to exist any indebtedness for borrowed money, other than the Permitted Debt;

(b)	Encumbrances. The Borrower shall not incur, assume or permit to exist any Encumbrance on any property or asset now owned or hereafter acquired by it other than Permitted Encumbrances;

(c)	Disposition of Assets. The Borrower shall not enter into any agreement or grant any option or other right in favour of any Person for the sale, transfer, lease or other disposition of any of its assets, except to the extent that such dispositions (i) would be consistent with the disposition of inventory or surplus assets in the normal course of business; or (ii) would be as a result of the asset being worn out or damaged or otherwise unsuitable on condition that the Borrower shall substitute for such asset. For greater certainty, no disposition shall result in the Security to be reduced or impaired;

(d)	Corporate Distributions. The Borrower shall not make any distribution or payment of any amount to or on behalf of any Related Parties, by way of royalty payments, upfront payments, salary, bonus, director’s fees, management fees, dividends, loans or otherwise, and whether payments are made to such Persons in their capacities as shareholders, directors, officers, employees or creditors of the Borrower, or otherwise, or any other direct or indirect payment in respect of earnings or capital of the Borrower, except for:

(i)	wages and bonuses to employees of the Borrower in the ordinary course of business and at levels of compensation paid by owners of comparable businesses;

(ii)	royalty payments paid in the amount of ten (10) cents a pound of bio-based succinic acid produced, at the Project Facility, to BioAmber Inc. or to one of its Affiliates in consideration of the grant to the Borrower of a license to use certain technologies required to operate the Project Facility; and

(iii)	(x) dividends or similar distributions to shareholders; and

(y)	royalty payments paid to BioAmber Inc. or to one of its Affiliates in excess of those described in Section 10.1(d)(ii) hereof in consideration of the grant to the Borrower of a license to use certain technologies required to operate the Project Facility, provided that, following any such distributions (only those listed under this Section 10.1(d)(iii) hereof), the Borrower shall have and maintain, at all times, the Bank Account;

(e)	Transactions with Affiliates. The Borrower shall not sell property, asset or services to, or purchase property, asset or services from, or otherwise engage in any other transactions with, any Related Parties, except for transactions in the ordinary course of business at prices and on terms and conditions not less favourable to the Borrower than could be obtained on an Arm’s Length basis from unrelated third parties and that such transactions are in compliance with all applicable transfer pricing laws, regulations and rules;

(f)	Investments and Guaranties. The Borrower shall not purchase or invest in the shares or assets of any business, acquire or create any subsidiary or affiliated entity, or lend money to or guaranty the obligations of any Person;

(g)	Nature of Business. The Borrower shall not materially change the nature of its business or relocate its principal operations outside of the Province of Ontario;

(h)	Corporate Changes. The Borrower shall not liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture or other combination, or enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person, whether by way of corporate reorganization, recapitalization or transfer; and

(i)	Change of Control. The Borrower shall not permit or suffer to exist a change in Control of the Borrower (does not apply in the event of any change in the business, control or ownership of the Guarantors).

ARTICLE 11 – DEFAULT AND ENFORCEMENT

11.1	Events of Default. The occurrence of any one or more the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an “Event of Default”) shall constitute a default under this Agreement:

(a)	if the Borrower fails to pay or cause to be paid the principal of the Loan, Interest, the Mandatory Prepayment, interest on the Mandatory Prepayment or any and all costs and expenses owing hereunder when due and such failure continues five (5) days after notice is sent by the Lender to the Borrower that the applicable due date expired;

(b)	if default is made in the performance of, or compliance with any term, covenant or condition contained in this Agreement to be performed or complied with by the Borrower and such default shall remain not remedied, if capable of remedy, for a period of twenty (20) days after notice has been given by the Lender to the Borrower;

(c)	if the Borrower shall have effectively abandoned the Project or if there is a Deemed Abandonment of the Project;

(d)	if any representation or warranty of the Borrower contained herein, in any Security Documents or in any certificate or report delivered to the Lender pursuant hereto or thereto proves to have been false in any respect when made or deemed to be made;

(e)	if the Borrower (i) is dissolved, liquidated or wound up or makes a proposal in writing to be dissolved; (ii) admits, in writing, its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes a proceeding seeking a judgment of bankruptcy or a receiving order or an order adjudicating or declaring it to be bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under the Applicable Laws, including but not limited to the Companies’ Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada); (v) has a resolution passed for its winding-up, official management or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, liquidator, receiver, receiver-manager, trustee or similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of a substantial or material portion of its assets or has a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial or material part of its assets; (viii) ceases to carry on business; or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts or events;

(f)	if any bankruptcy, reorganization, arrangement or insolvency proceedings for relief under any bankruptcy or similar laws for the relief of debtors, including but not limited to any of the proceedings or petitions described in Section 11.1(f) hereof are instituted against the Borrower and are consented to by the Borrower or, if contested by the Borrower, are not dismissed within thirty (30) days;

(g)	if there is a Closure;

(h)	if there is a default of a material obligation of the Borrower and such default has not been remedied with twenty (20) days, including but not limited to (i) a default of a term or condition of any agreement between any third party, governmental body, authority or agency and the Borrower, including any of its Affiliates; and (ii) a default in respect of a material amount of its outstanding indebtedness or other obligations for the payment of money from a third party, governmental body, authority or agency, including any of its Affiliates;

(i)

if a final judgment or decree for the payment of money due is obtained or entered against the Borrower, except in respect of a judgment which (i) was the subject of a bona fide dispute; (ii) is not material to the financial condition, business or operations of the

Borrower (and without restricting the generality of the foregoing, a judgment of Two Hundred and Fifty Thousand Dollars ($250,000) or more shall be deemed to be material); and (iii) is paid in full within thirty (30) days after judgment;

(j)	if Project Financing, or any part thereof, becomes unavailable to the Borrower for any reason whatsoever and is not replaced within thirty (30) days after notice has been given by the Lender to Borrower by other Project Financing provided to the Recipient on similar terms and conditions;

(k)	if a Material Adverse Change occurs or reasonably appears to be imminent such that the viability of the Borrower as a going concern is threatened in the opinion of the Lender, acting reasonably; or

(l)

failure to maintain at least twenty (20) employees at the Project Facility as determined by the number of employees on the Borrower’s payroll as at December 31st, during each year of the Term unless the failure is a result of a Temporary Cessation. The Borrower shall act in good faith in determining its number of employees as at December 31st in each year which number is intended to be generally representative of the Borrower’s number of employees. Any attempt, in the Lender’s reasonably held opinion, by the Borrower to manipulate or artificially inflate the number of employees by artificial transactions or schemes shall be an Event of Default.

11.2	The Lender May Waive. The Lender may, at any time, waive any default or Event of Default which may have occurred; provided that, no such waiver shall extend to, or be taken in any manner whatsoever to affect, any subsequent default or Event of Default or the right to remedies resulting therefrom, and that no such waiver shall be, or shall be deemed to constitute, a waiver of such default unless such waiver is explicit and in writing from the Lender.

11.3	Remedies. Without limiting the rights otherwise possessed by the Lender under this Agreement, the Security Documents or other document or instrument, in case an Event of Default shall have occurred and be continuing, the Lender shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Security Documents, any other document or instrument, or the Applicable Laws) for the protection and enforcement of its rights in respect of the Security, including, but not limited to all the rights and remedies of a secured party upon default under the PPSA and other Applicable Laws, and the Lender shall be entitled, without limitation, to exercise any or all of the following rights, which the Borrower hereby agrees to be commercially reasonable:

(a)	the Lender may, immediately, without further notice to the Borrower, terminate its commitment and obligation to make the Loan;

(b)	the Lender shall be relieved of all obligations to make further Disbursements to the Borrower;

(c)	the Borrower shall have no right to earn any further performance incentives referred to in Articles 3 and 4 hereof; and

(d)	all obligations arising out of, resulting from or in connection with the Loan or this Agreement, including but not limited to the Loan, the Interest, the Mandatory

Prepayment and the corresponding interest and any and all costs and expenses unpaid will immediately become due and payable and the Lender may demand payment of all such obligations and it or its agent may enforce its rights and remedies under this Agreement and the Security Documents or otherwise provided by the Applicable Laws, at any time.

Upon the occurrence of an Event of Default and at any time thereafter while an Event of Default is continuing, the Lender, by notice to the Borrower, shall specify the date or dates in such notice (whereupon the same shall become due and payable on such date together with accrued Interest thereon and any other sums then owed by the Borrower hereunder or under the Security Documents and under the provisions of Section 11.6 hereof shall apply) or withdraw its declaration with effect from such date as it may specify in such notice.

11.4	Specific Remedies. Upon the occurrence of an Event of Default specified under Section 11.1(b) hereof with respect to

(a)	Section 2.2 hereof, the Lender shall only avail itself to the remedy provided for under Sections 3.10 and 3.11 hereof; and

(b)	Section 2.5 hereof, the Lender shall only avail itself to the remedy provided for under Section 4.2 hereof.

11.5	Appropriation of Monies. At any time after an Event of Default has occurred and is continuing, the Lender may, from time to time, appropriate any monies received from or owing to the Borrower or the proceeds arising from the enforcement of the Security Documents in its discretion as it may see fit and the Borrower may not require any different appropriation. The taking of a judgment or any other action or dealing whatsoever by the Lender in respect of the Security shall not operate as a merger of any of the Borrower’s obligations or in any way affect or prejudice the rights, remedies and powers which the Lender may have, and the foreclosure, surrender, cancellation or any other dealing with any security or the Borrower’s obligations shall not release or affect the liability of the Borrower in respect of the remaining portion of the Borrower’s obligations.

11.6	Remedies Cumulative. Each right, power and remedy of the Lender provided for in this Agreement and the Security Documents, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise by the Lender of any one or more of the rights, powers or remedies provided for in this Agreement or the Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Lender to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by this Agreement or the Security Documents, no demand, presentment, protest advertisement or notice of any kind to or on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Lender or to any other or further action in any circumstances without demand or notice.

11.7	Interest after Default. The Borrower expressly acknowledges that interest at the Interest Rate shall apply, from the date of the notice to the Borrower, to any and all amounts in the event that that the Lender exercises any of its remedies pursuant to Sections 11.3 and 11.4 hereof until payment in full, during the course of any and all proceedings to collect such amounts, and such Interest Rate shall apply to and be exigible as additional damages in any award of damages made by a court of competent jurisdiction pursuant to any such action, all without the necessity of any further act or agreement or notification to the Borrower.

11.8	Costs and Expenses. Without limiting the Borrower’s obligations under Article 12 hereof, the Borrower will, upon demand, pay to the Lender the amounts of all costs and expenses including, but not limited to, all legal and professional advisor fees and expenses (whether incurred without litigation or in connection with litigation at any level), which the Lender may incur in connection with the preparation or enforcement of this Agreement, the Security Documents or the enforcement of the security interest granted pursuant to the Security Documents.

ARTICLE 12 – INDEMNITY

12.1	Indemnity. The Borrower shall (a) indemnify and hold harmless the Lender and each of its employees, advisors, agents, successors, assigns and representatives (each, an “Indemnified Party”) from and against any and all actions, proceedings, claims, judgements or assessments in respect of damages, losses, liabilities, expenses and obligations (including but not limited to fees and disbursements of legal and professional advisors), of any kind or nature whatsoever that may be incurred or sustained by, or asserted or awarded against, any Indemnified Party as a result of, arising out of, or in connection with the Project, the Loan, this Agreement or the Security Documents; and (b) to reimburse each Indemnified Party for all costs and expenses, including but not limited to all legal and professional advisor fees and expenses, in each case arising out of, resulting from or in connection with the Project, the Loan, this Agreement, the Security Documents, the exercise of any Indemnified Party of any right or remedy granted to it hereunder or under the Applicable Laws, the enforcement by any Indemnified Party of this Agreement, the Security Documents or the collection of any amount pursuant to this Agreement or the Applicable Laws.

ARTICLE 13 – NOTICE

13.1	Notice. Any demand, approval, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery, courier or mailed by first class registered mail, postage pre paid or by facsimile transmission, or other verifiable electronic means of communication addressed to the respective parties as follows:

(a)	To the Lender:

Ministry of Economic Development and Trade

Investment Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

Facsimile No.: ***

E-mail: ***

(b)	To the Borrower:

Bluewater Biochemicals Inc.

1250 Rene-Levesque West,

Suite 4110,

Montreal, Quebec

H3B 4W8

Attention: Jean Francois Huc and Mike Hartmann

Facsimile No.: ***

Email: ***

or to such other address or facsimile number as any party may from time to time designate in accordance with this Section. Any communication made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first (1st) Business Day thereafter. Any communication made or given by facsimile on a Business Day before 4:00 p.m. shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first (1st) Business Day following the transmittal thereof. Any communication that is mailed shall be conclusively deemed to have been given and received on the fifth (5th) Business Day following the date of mailing but if, at the time of mailing or within five (5) Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any communication shall be delivered or transmitted by any other means provided for in this Section 13.1.

ARTICLE 14 – MISCELLANEOUS

14.1	Entire Agreement; Amendment. This Agreement, including all Schedules and Annexes hereto and all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings, including but not limited to the letter of offer dated August 11, 2011. For greater certainty, to the extent that a schedule is inconsistent with the body of this Agreement, the body of this Agreement shall prevail. No agreement purporting to amend or modify this Agreement or any document or paper relating thereto or connected herewith is valid and binding unless it is in writing and signed and accepted in writing by the Lender and the Borrower.

14.2	Publications, Press Releases, Media Events, Communiqués. Any public or other announcements with respect to the Loan, the Project or this Agreement, except as may be required by the Applicable Laws, will be made only upon the mutual agreement of the parties hereto. The Borrower will consult with the Lender at least five (5) Business Days prior to any communications event.

14.3	Confidentiality. Except as otherwise provided in this Agreement, subject to the FIPPA and except as it may be legally required to disclose, the Lender shall use its best efforts to maintain the confidentiality of information received from the Borrower and shall provide the Borrower with notice of any request from a third party for information received from the Borrower.

14.4	Credit Information. The Borrower consents and agrees that the Lender, at any time and from time to time, is permitted to obtain from any credit reporting agency, bank or other source such financial and other credit information regarding the Borrower as the Lender may deem appropriate, and the Borrower further consents to the disclosure by the Lender of any such information to any such credit reporting agency, bank or any other Person with whom the Borrower has or proposes to have a financial relationship.

14.5	Assignment. The Borrower may not assign this Agreement or any of the benefits or obligations hereunder to any Person, without the prior written consent of the Lender. The Lender will have the right at any time to assign this Agreement and any of its rights and obligations hereunder to any Person.

14.6	Waiver. The failure or delay by the Lender in exercising any right or privilege with respect to the non-compliance with any provisions of this Agreement by the Borrower, and any course of action on the part of the Lender, shall not operate as a waiver of any rights of the Lender unless made in writing by the Lender. Any waiver by the Lender shall be effective only in the specific instance and for the purpose for which it is given and shall not constitute a waiver of any other rights and remedies of the Lender with respect to any other or future non-compliance.

14.7	Time of Essence. In the performance and observance of the terms and conditions of this Agreement, time shall be of the essence.

14.8	Effective Period. Unless otherwise agreed to in writing or specifically herein provided otherwise, this Agreement shall remain in full force and effect during the Term or until such time as the Borrower shall have fully performed their obligations to the Lender hereunder.

14.9	Severability. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such illegality or invalidity shall not affect the validity of the remainder hereof.

14.10	Purchasing. The Borrower shall acquire all supplies, equipment and services purchased with the Loan through a competitive process that ensures the best value for funds expended.

14.11	Further Assurances. Each party will, at any time and from time to time, upon the request of the other party, execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and the Security Documents.

14.12	Survival. Section 3.6 (Repayment Obligation), Section 3.10 (Mandatory Prepayment), Section 3.11 (Interest on Mandatory Prepayment), Section 4.2 (Interest), Section 9.1(d) (Rights of Inspection and Inquiry), Sections 11.3, 11.4, 11.5, 11.6, 11.7 and 11.8 (Remedies), Article 12 (Indemnity) and Section 14.3 (Confidentiality) hereof, shall survive any termination or cancellation of this Agreement.

14.13	Certificates. Without limiting the foregoing, all statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of the Borrower contained herein.

14.14	Force Majeure. Upon the occurrence, if any, of an event which is a Force Majeure, the party whose performance is affected, whether the Lender or the Borrower, shall to the extent reasonably possible, minimize its adverse impact. Neither the Lender nor the Borrower shall be in breach of this Agreement, if, upon the occurrence of a Force Majeure and after delay minimization, either the Lender or the Borrower delays performance of its obligations hereunder for such reasonable period of time so as to enable the harmed party to overcome the effects of the Force Majeure; provided, however, neither the Lender nor the Borrower shall delay performance of any obligation of this Agreement such that, cumulatively, such delays will extend the Term for more than two (2) years.

14.15	Execution in Counterparts; Facsimile; E-mail. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile or e-mail (PDF or other image format) transmission of a counterpart of this Agreement signed by the Borrower shall be effective as a manual delivery of an original signed counterpart of this Agreement and the Borrower undertakes to provide the Lender with a copy of this Agreement bearing original signatures forthwith upon demand.

14.16	Governing Law; Submission to Jurisdiction; Process Agent. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. For purposes of any suit, action or proceeding involving this Agreement or the Security Documents or any judgment entered by a court in respect of such suit, action or proceeding, the Borrower expressly submits to the exclusive jurisdiction of the courts of the Province of Ontario and agrees that any summons, order, process or other paper of such courts may be served upon the Borrower within or without such courts’ jurisdiction by mailing a copy to the Borrower in its address specified in Article 13 hereof. The Borrower irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Security Documents brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the Lender’s right to serve process upon the Borrower in any other manner permitted by the Applicable Laws or the Lender’s right to bring any suit, action or proceeding against the Borrower in the courts of any jurisdiction.

[The remainder of this page is intentionally left blank; Signature page to follow.]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BLUEWATER BIOCHEMICALS INC.

/s/ Jean-François Huc
Name: Jean-François Huc
Title: President
Date: September 30, 2011

/s/ Mike Hartmann
Name: Mike Hartmann
Title: Director
Date: September 30, 2011
I/We have authority to bind the Corporation.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ONTARIO, as represented by the Minister of Economic Development and Trade

/s/ Wendy J. Tilford
Name: Wendy J. Tilford
Title: Deputy Minister
Date: Oct 3, 2011

Execution Copy

SCHEDULE “A”

DESCRIPTION, MILESTONES, DELIVERABLES AND TIMELINES OF THE PROJECT

Borrower Name: Bluewater Biochemicals Inc.

Project Name: Biobased Succinic Acid Plant in Sarnia

Project Location: 1265 Vidal Street South, Sarnia, Ontario, N7T 7M2

Project Completion Date: June 30, 2013

Executive Summary: Bluewater Biochemicals Inc. will build a $78,800,000 biobased succinic acid plant in Sarnia, Ontario, which will be modelled on BioAmber Inc.’s commercial demonstration plant in France. A minimum of forty (40) Project related Jobs will be created as a result at the Project Facility.

Project Management:

BioAmber Inc. will utilize six (6) key managers during the start up phase of the Project which includes the structuring of the consortium, overseeing the construction and operation of the plant, ensuring technology improvements are ready for commercialization, commercialization of the succinic acid produced and compliance with regulations.

•

Jean Francois Huc, CEO of BioAmber, has considerable experience in the industry. He has been in senior positions at Sanofi-Sythelabo, MedExact, TGN Biotech and Diversified Natural Products. He has been able to secure the necessary financing for this project and have also negotiated future sales with potential customers.

•	Tom Dries, VP Operations of BioAmber, is in charge of overseeing the engineering, construction and operation of the plant. Prior to BioAmber, he was the VP Operations at Cargill’s biofuels business.

•

Jim Millis, CTO of BioAmber, is in charge of ensuring future technology improvements are ready for commercialization. Before BioAmber, he was the CEO of Draths Corporation and prior to that he was the Technical Director for Cargill’s Industrial Bioproducts business unit.

•

Babette Petersen, VP Marketing and Sales of BioAmber, is in charge of overseeing the commercialization of the succinic acid produced. She had spent 20 years at Dow Corning where she held a variety of senior marketing and sales positions, including the Director of Marketing & New Business Development in Dow Corning’s business and technology incubator.

•

Roger Laurent, VP Compliance and IP, is in charge of ensuring the technology and products comply with all regulations. Prior to BioAmber, he was VP Eastern Canada for Foragen Technology Management Inc.

•

Mike Hartmann, VP Corporate Affairs, is in charge of coordinating the Ontario and Federal program. Prior to BioAmber, he was previously responsible for the institutional sales and trading desk for CIBC World Markets in Montreal.

Milestones, Deliverables and Timelines: (Please complete the table of milestones and deliverables (key steps in the Project) with estimated completion dates.)

	Milestones and Deliverables	Timelines
1	Site selected	August 2011

2	Hire plant manager and plant engineer	July/August 2011

3	All financing finalized, both government and private	August 2011

4	Permitting	June 2011 to November 2011

5	Site preparation begins	September 2011

6	Site preparation complete	November 2011

7	Detailed engineering plans complete	October 2011 to February 2012

8	Long lead time equipment ordered	January 2012 to March 2012

9	Construction begins	February 2012

10	Hiring of key personnel	Q3-Q4 2012

11	Training of employees	Q4 2012-Q1 2013

12	Construction complete	April 2013

13	Commissioning begins	April 2013

14	Commissioning complete	June 2013

15	Start up and opening of plant	July 2013

16	Selling of bio-succinic acid	July 2013

	Project Completion	June 30, 2013

Execution Copy

SCHEDULE “B”

ELIGIBLE COSTS AND PROJECT INVESTMENT COMMITMENT BUDGET

•	This schedule contains the list of Eligible Cost Categories for the Project.

•	Please use these Eligible Cost Categories when preparing the Project Investment Commitment Budget.

•	In order to be eligible, the cost must be incurred and paid after the Effective Date.

•	The total amount of municipal, provincial and federal assistance for an eligible cost cannot exceed 50% of the cost.

1.	ELIGIBLE COSTS

The following shall be used, where necessary, to clarify the categories and description of Eligible Costs set out in section 2 of this Schedule. They do not expand the universe of Eligible Costs.

“Eligible Costs” are actual costs directly attributable to, and necessary for the completion of the Project and were not wholly or partially for another purpose, subject to the terms and conditions of the Agreement, and subject to review and approval by the Lender.

Eligible Costs are one-time costs directly attributable to the development and implementation of the Project. Eligible Costs do not include ongoing costs of production or operations. Labour, materials, overhead, and other costs for the production of saleable items are not eligible.

Eligible costs are actual cash outlays that must be documented through invoices, receipts, or Borrower records acceptable to the Lender and are subject to verification by an independent auditor. Evidence of payment must be maintained for audit purposes. Acting reasonably, the Lender’s decisions as to the expenditure eligibility and valuation shall be final and determinative.

Eligible Cost Categories:

Construction/Leasehold Improvements:

•

Construction/leasehold improvement costs that are directly attributable to the Project, e.g., to reinforce an existing floor to accommodate special machinery or to create a ‘clean lab’. This would include work performed under contracts and subcontracts with third parties.

Equipment and Machinery:

•

Equipment and machinery necessary for the successful completion of the Project. Eligible costs include the purchase price of new or used equipment and machinery and associated delivery and installation costs.

•

Where existing equipment/machinery (purchased prior to the Effective Date) owned by the Borrower or a related company is to be moved to a new location for use in the Project, only the costs of moving and installation shall be eligible.

Materials:

•	Costs of direct materials necessary for, and specifically identified and measured as having been used for, the completion of the Project, including:

•	Materials used for prototypes.

•	Materials used for configuring and testing production processes and systems.

•	Materials used for training employees.

•	Other materials directly related to the Project as approved by the Lender.

•	Materials used for the regular production of saleable items are not eligible.

Labour (one time):

•

One-time labour costs must be directly attributable to the development and implementation of the Project. This would include direct salaries, wages and benefits, paid by the Borrower, for employees of the Borrower working on the Project and in proportion to the amount of time spent working directly on the Project. Note: Ongoing operational and production labour costs are ineligible.

•

Benefits means employees’ regular entitlements for payroll-related benefits (CPP, EI, employer health tax), medical and dental-related benefits, and an appropriate percentage to reflect the cost of sick leave, vacation, and statutory holidays. Any other benefits must be approved in writing by the Lender.

•

The Borrower is required to maintain timesheets or appropriate records for all employees working directly on the Project to verify time spent on Project work, to verify expenditures for audit purposes and categorize the types of labour as follows:

•	Management

•	One-time labour associated with Project implementation (including engineering)

•	Technical (including skilled trades)

•	Quality testing.

•	Other categories as appropriate, e.g., Administration

Research and Development:

•	Costs incurred by the Borrower for Research and Development which are directly attributable to the Project.

•	This would include consulting, engineering and design services directly attributable to the Project conducted by firms at arms length to the Borrower.

•	One-time labour costs of employees of the Borrower for the Research, Development, and design work directly related to the Project are eligible.

Training:

•	Training costs directly attributable to the Project. Training must take place in Ontario.

Other Eligible Costs:

•	Specify other eligible costs that are directly attributable to the Project, as approved by the Lender.

2

Ineligible Cost Categories:

The following costs are ineligible:

•	Ongoing costs of production or operations, including but not limited to:

•	Labour, Materials, Overhead, Rent

•	Other costs of production of saleable items.

•	General Working Capital requirements:

•	Working capital requirements not directly attributable to the project including:

•	Debt service costs

•	Federal, provincial or municipal taxes

•	Surtaxes and special expenses (e.g. legal fees)

•	Working capital costs for ongoing costs of the proponent’s regular production or operations (e.g. materials)

•	Overhead

•	Land or Buildings:

•	Purchase of land, buildings or the construction of a building is not eligible.

•	Labour (ongoing/operational):

•	Labour costs that are not directly related to the project including the ongoing costs of production or operations.

•	Note that one-time labour costs directly attributable to the development and implement of the project are eligible.

•	Business Plan Preparation:

•	Costs associated with the preparation of the Business Plan (successful or not), such as, success fees or third party government relations consulting services.

•	Bonuses, Dividends, or Cash Incentives

•	Transaction Costs:

•	Legal, accounting consulting services

•	Vehicles and Off-Site Equipment:

•	Costs associated with the purchase/lease or operation of vehicles or off-site equipment.

•	Costs not incurred in the Province of Ontario

•	Costs for project assets that will not be located at the project facility, except for tooling, located at a customers facility in Ontario

•	Mergers and Acquisitions

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2.	Project Investment Commitment Budget

Eligible Cost Categories*	Project Investment Commitment Budget ($)
	Year 1 (Dates)	Year 2 (Dates)	Year 3 (Dates)	Year 4 (Dates)	Year 5 (Dates)	Total
Construction/ Leasehold Improvements	400000	830000				$1230000
Equipment and Machinery	7342000	19020000				$26362000
Materials	793000	15885000				$23815000
Labour (one time	9200000	9630000				$18830000
Training
Research and Development
Equipment and Machinery
Materials
Labour (one time)
Other: (list)
Subtotal: R&D
Other Eligible Costs: (list)
Total Eligible Costs	24872000	45365000				$70237000
Ineligible Costs – process building	4300000	430000				$8600000
Total Project Investment Commitment	29172000	49665000				$78837000

*	Eligible Costs must be directly related and attributable to the Project and incurred and paid between the Effective Date and the Project Completion Date.

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Exicution Copy

SCHEDULE “C”

DRAWDOWN CERTIFICATE

DATE: [insert]

TO:	Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM: Bluewater Biochemicals Inc.

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

1.	I, [insert name], [insert title of the authorized officer], of the Borrower, on behalf of the Borrower, and not in my personal capacity, having made such inquiries as I have deemed necessary and advisable for this Drawdown Certificate, hereby certify that to the best of my knowledge, information and belief that:

(a)	on and as of the date hereof,

(i)	all representations and warranties contained in Article 8 of the Agreement are true and correct;

(ii)	no Event of Default, whether or not the Lender has been given notice thereof, has occurred and is continuing;

(iii)	the Borrower is in actual possession of the Project Facility;

(iv)	the Borrower has not incurred a cost overrun for the Project for which the Borrower has not obtained additional financing to pay for any such cost;

(v)	there has been no Closure;

(vi)	the Borrower has observed each of the covenants and conditions of the Agreement; and

(vii)	no Material Adverse Change has occurred;

(b)	attached hereto is a schedule entitled, “Schedule of Paid Eligible Costs”, in the form of Schedule “D”, attached to the Agreement, which sets out the Eligible Costs incurred and paid by the Borrower in relation to the Disbursement. The information provided in the attached schedule is true and accurate and relate to the Eligible Costs on account of the Project, which have been incurred and paid by the Borrower during the period commencing [insert] and ending on [insert], and the Disbursements made by the Lender as of the date of this Drawdown Certificate. The information provided in the attached Schedule: (Please initialize the applicable sentence.)

—	does contain Eligible Costs incurred and paid to Arm’s Length suppliers;

—	does contain Eligible Costs incurred and paid to Non-Arm’s Length suppliers. Attached, is the certificate or invoice(s), as required by Section 6.3(b) of the Agreement;

(c)	attached hereto is a schedule entitled, “Project Status Report”, in the form of Schedule “E”, which is true, correct and complete;

(d)	the information provided herein and in the attached schedules are accurate and complete and are being relied upon by the Lender to disburse the Disbursements in respect of the Loan; and

(e)	the Disbursement will be used in accordance with the Agreement.

2.	Please find attached the following: [NTD: Remove after first Disbursement.]

(a)	A valid certificate of insurance evidencing the insurance coverage that the Borrower is required to maintain, pursuant to Section 9.1(i) of the Agreement; and

(b)	[insert if others.]

3.	The Borrower hereby requests a Disbursement in the amount of [insert] Dollars ($[insert]).

IN WITNESS WHEREOF, the undersigned has hereunto signed these presents as of the date written above.

Name: [insert]
Title: [insert], Bluewater Biochemicals Inc.

2

Execution Copy

SCHEDULE “D”

SCHEDULE OF PAID ELIGIBLE COSTS

Re: Loan Agreement between Her Majesty the Queen in right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)
Borrower: Bluewater Biochemicals Inc.
Disbursement #: [insert disbursement number]
Disbursement Period: [date] to [date]
Incentive Period Start Date: [insert] [insert date of 1st Disbursement]
Incentive Period End Date: [insert]

1.	Paid Eligible Costs.

Eligible Costs Category	Project Component (list Project components here)	Eligible Costs Claimed This Period
Overhead	[NTD: insert/delete rows as appropriate/necessary]

	Subtotal	$
Construction / Leasehold Improvements

	Subtotal	$
Equipment and Machinery

	Subtotal	$
Materials

	Subtotal	$
Labour (one time)

	Subtotal:	$
Research and Development*

	Subtotal:	$
Other Eligible Costs: (specify)

	Subtotal:	$
Total Eligible Costs claimed this period:		$

*	Training costs directly attributable to the Project can be included in the total Project Investment Commitment. However, they are not a reimbursable expense for purposes of the Loan.
**	Indicate cost category for each component under R&D expenditures as listed in Schedule “B” of the Agreement (e.g., equipment and machinery).

Please be advised that the Borrower must retain all records and invoices to support of the Eligible Costs paid and such records and invoices are subject an audit by the Lender.

2.	Total Disbursements to Date.

Total Loan: $15,000,000.00
	Disbursement Period [Please insert the date]	Disbursement Amount	Balance Remaining of the Loan
1.		$	$
2.		$	$
3.		$	$
TOTAL		$	$

2

SCHEDULE “E”

PROJECT STATUS REPORT

Re:    Loan Agreement between Her Majesty the Queen in right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Borrower: Bluewater Biochemicals Inc.

Project Name: [insert]

Project Location: 1265 Vidal Street South, Sarnia, Ontario, N7T 7M2

Project Completion Date: June 30, 2013

Incentive Period Start Date: [insert] Incentive Period End Date: [insert]

Report Period Covered: From: [insert] To: [insert]

Please tick the applicable box: Annual Project Status Report

Semi-Annual Project Status Report

Final Project Status Report

The Project Status Reports are to be submitted with the Drawdown Certificate and semi-annually until the completion of the Project. A final Project Status Report must be submitted with the Final Project Certificate in the form of Schedule “F-2”, attached to the Agreement, within sixty (60) days of the Project Completion Date.

Please complete Sections 1 to 4 of this Schedule.

1.	Project Milestone Status.

Please provide a status report with respect to the achievement of milestones, deliverables and timelines for the Project by completing the chart below. Please explain any changes, actual or anticipated delays, with respect to any milestones, deliverables and timelines for the Project under the heading “Comments” and provide a revised expected completion date, if applicable.

Please insert additional lines to the chart below if needed.

	Milestones and Deliverables	Expected Completion Date	Revised Expected Completion Date (if necessary)	Percentage Complete	Comments	Actual Completion Date

1

2

3

4

5

6

7

8

	Project Completion	[NTD: Insert Completion Date]

2

2.	Project Investment Commitment Status.

Please provide a status report with respect to the Project’s actual Project Expenditures (for reference, see Project Budget in Schedule “B” of the Agreement) by completing the chart below. Please explain any actual or anticipated variances greater than ten percent (10%) in any category of the Eligible Costs under the section entitled, “Comments”.

Actual Expenditures: Project Investment Commitment
Eligible Costs* Category	Year 1 [Dates]		Year 2 [Dates]		Year 3 [Dates]		Year 4 [Dates]		Year 5 [Dates]		Project Budget	Total (Actual)
	Projected	Actual	Projected	Actual	Projected	Actual	Projected	Actual	Projected	Actual
Overhead
Construction/Leasehold Improvements
Equipment and Machinery
Labour (one time)
Training**
Research and Development
Other Eligible Costs: (specify)
Total:
Comments

*	Eligible project costs must be directly related and attributable to the Project. In order to be an Eligible Cost, the cost must be incurred and paid on or after the Effective Date.
**	Training costs directly attributable to the Project can be included in the total Project Investment Commitment. However, they are not a reimbursable expense for purposes of the Loan.

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3.	Total Project Investment Commitment Year to Date.

Total Project Investment Commitment Year to Date
Total Project Investment Commitment to Date (Budget)	Total Actual Expenditures to Date	Variance		Comments (Explain annual variances greater than ten percent (10%))
		In Dollars	In Percentage

4.	Cumulative Job Target Status.

Current Employment at the Project Facility		Year 1 [Date]		Year 2 [Date]		Year 3 [Date]		Year 4 [Date]		Year 5 [Date]		5-Year Cumulative Job Target—Projected	5-Year Cumulative Job Target— Actual
		Projected	Actual	Projected	Actual	Projected	Actual	Projected	Actual	Projected	Actual
Project Jobs	New Jobs*
Retained Jobs
Subtotal Project Jobs
Other Jobs at the Project Facility
Total Jobs

*	New Jobs in addition to the current Project Facility employment in a given year.

The term “Job” is defined in the Agreement.

To complete the chart under the heading “Cumulative Job Target Status”, please specify first the current employment at the Project Facility. Then, please identify the number of anticipated Project related Jobs. This should be divided between the current number of Jobs at the Project Facility, which are the “Retained Jobs”, and the number of Jobs created, which are the “New Jobs”.

Please list the balance of the current employees at the Project Facility as “Other Jobs at Project Facility”. Please list these job numbers in the columns for each of the 5 years. (e.g., show 10 new jobs as follows: 10 (Yr1) + 10 (Yr2) + 10 (Yr3) + 10 (Yr4) + 10 (Yr5) = Cumulative Job Target of 50). Add each year for the “Total Jobs” and across to calculate the “5-year Cumulative Job Target”.

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Execution Copy

SCHEDULE “F”

ANNUAL CERTIFICATE

DATE: [insert]

TO:	Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM:	Bluewater Biochemicals Inc.

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

1.	I, [insert], [insert name and title of the authorized officer] of the Borrower, on behalf of the Borrower, and not in my personal capacity, having made such inquiries as I have deemed necessary and advisable for this Annual Certificate for [insert] Fiscal Year, hereby certify that to the best of my knowledge, information and belief that:

(a)	the Borrower has created and/or retained a total [insert number] of Jobs at the Project Facility;

(b)	the Borrower has a total of [insert number] employees on its payroll at the Project Facility;

(c)	the Borrower has expended [insert] Dollars ($[insert]) on account of the Project Expenditures;

(d)	the Borrower has expended [insert] Dollars ($[insert]) on account of Eligible Costs;

(e)	the Borrower (Please initialize the applicable sentence.)

has incurred cost overruns, which overruns have been financed by [insert];

has not incurred cost overruns;

(f)	attached hereto is the Project Status Report, in the form of Schedule “E” of the Agreement, which is true and accurate;

(g)	there has been no Closure;

(h)	on and as of the date hereof,

(i)	no Event of Default, whether or not the Lender has been given notice thereof, has occurred and is continuing;

(ii)	all representations and warranties contained in Article 8 of the Agreement are true and correct; and

(iii)	the Borrower has observed each of the covenants and conditions of the Agreement; and

(i)	attached hereto, as Annex 1, is a detailed list of the royalty payments and corresponding dates made by the Borrower to BioAmber Inc. and to any of its affiliates in consideration of the grant to the Borrower of a license to use certain technologies required to operate or expand or improve the Project Facility and such list (i) is complete as of the date hereof; and (ii) true, accurate and complete;

IN WITNESS WHEREOF, the undersigned has hereunto signed these presents as of the date written above.

Name: [insert]
Title: [insert], Bluewater Biochemicals Inc.

2

Execution Copy

ANNEX 1

ROYALTY PAYMENTS

	Receiver of Royalty Payment	Relationship to BioAmber Inc.	Amount of Royalty Payment (CDN)	Date of Royalty Payment
1.
2.
3.
4.
5.

Execution Copy

SCHEDULE “G”

REQUEST FOR FORGIVENESS - INTEREST INCENTIVE

DATE: [insert]

TO:	Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM:	Bluewater Biochemicals Inc.

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

1.	I, [insert], [insert name and title of the authorized officer] of the Borrower, on behalf of the Borrower, and not in my personal capacity, have reviewed the Borrower’s activities with a view of determining whether the Borrower has complied with the terms and conditions of the Agreement and hereby certify that:

(a)	no Event of Default, whether or not the Lender has been given notice thereof, has occurred and is continuing;

(b)	the Borrower is in compliance with the terms and conditions of the Agreement;

(c)	the Borrower has achieved [insert] Jobs at the Project Facility at the end of the Cumulative Job Target Period;

(d)	there has been no Closure during the Incentive Period; and

(e)	attached hereto as “Annex 1” is a detailed interest calculation and result prepared in accordance with the formula set out in Section 4.2 of the Agreement, which shows that there is no Interest payable. The detailed calculation includes the number of hours paid by the Borrower in accordance with the definition of “Job”.

2.	The Borrower hereby requests forgiveness for the interest accruing during the Incentive Period in the amount of [insert] Dollars ($[insert]).

IN WITNESS WHEREOF, the undersigned has hereunto signed these presents as of the date written above.

Name: [insert]
Title: [insert], Bluewater Biochemicals Inc.

2

Execution Copy

ANNEX 1

CALCULATION OF THE INTEREST PAYABLE DURING THE INCENTIVE PERIOD

Interest = A – B

Where “A” is the sum of 5.98% per annum per each Year of the Incentive Period on the principal amount outstanding in respect of the Loan calculated in accordance with Section 3.3 of the Agreement; and

where “B” is the amount calculated as follows:

actual Jobs achieved at the end of the Cumulative Job Target Period	*	A
Cumulative Job Target

provided however, that the Interest payable cannot be less than zero (0).

Execution Copy

SCHEDULE “H”

PROJECT EXPENDITURES CERTIFICATE

DATE: [insert]

TO: [insert Auditor’s address]

COPY	TO: Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM: [insert]

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

I, [insert], [insert title of the authorized officer of Borrower] of the Borrower, on behalf of the Borrower and not in my personal capacity, having made such enquiries as I have deemed necessary and advisable for this Project Expenditures Certificate, hereby certify that to the best of my knowledge, information and belief that the Borrower has incurred and paid a minimum of [insert] Dollars ($[insert]) in total Project Expenditures between the Effective Date and the Project Completion Date, as described below:

Total Project Expenditures	Amount
Overhead
Construction/leasehold improvements
Equipment and machinery
Materials
Labour (one time)
Training
Research and development
Total Eligible Costs
Ineligible Costs
Total Project Investment Commitment

IN WITNESS WHEREOF, the undersigned has hereunto signed these presents as of the date written above.

Name: [insert]
Title: [insert], Bluewater Biochemicals Inc.

Execution Copy

SCHEDULE “I”

AUDITOR’S CERTIFICATE

DATE: [insert]

TO:	Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM:	Bluewater Biochemicals Inc.

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

At the request of the Borrower, we have audited the:

(a)	schedules of Paid Eligible Costs and Disbursements (in the form of Schedule “D”, attached to the Agreement), attached to the Drawdown Certificates dated [insert] [include all Drawdown Certificates] for the period from [insert] to [insert] prepared pursuant to Section 6.3(b) of the Agreement; and

(b)	Project Expenditures Certificate dated [insert], as required in Section 7.5 of the Agreement, an original of which is attached hereto (collectively, the “Documents”).

The financial information set forth in the Documents is the responsibility of the management of the Borrower. Our responsibility is to express an opinion on the Documents based on our audit.

We conducted our audit in accordance with GAAP and auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the attached Documents. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial information.

In our opinion, the Documents present fairly, in all material respects:

(a)	the total Eligible Costs incurred and paid by the Borrower for the Project for the period between the Effective Date and the Project Completion Date;

(b)	the total Project Expenditures incurred and paid by the Borrower, for the period between the Effective Date and the Project Completion Date, in order to determine if the Mandatory Prepayment of the Loan and the corresponding interest in respect of the Project Investment Commitment should be made in accordance with Sections 3.10 and 3.11 of the Agreement.

[insert name of Auditor]

Name:
Title: Chartered Accountant
Encl.

Execution Copy

SCHEDULE “J”

FINAL PROJECT CERTIFICATE

DATE: [insert]

TO:	Ministry of Economic Development and Trade

Strategic Policy and Programs Division

Investment Funding Programs Branch

Investment Programs Unit

3rd Floor, Hearst Block,

900 Bay Street

Toronto, Ontario M7A 2E1

Attention: Manager, Investment Programs Unit

FROM: Bluewater	Biochemicals Inc.

RE:	Loan Agreement between Her Majesty the Queen in the right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”) and Bluewater Biochemicals Inc. (the “Borrower”) dated September 30, 2011 (the “Agreement”)

Except as otherwise defined herein, all capitalized terms shall have the meanings given to them in the Agreement.

I, [insert], [insert title of the authorized officer of Borrower] of the Borrower, on behalf of the Borrower and not in my personal capacity, having made such enquiries as I have deemed necessary and advisable for this Final Certificate and Report, hereby certify that to the best of my knowledge, information and belief that:

1.	the Borrower has created and/or retained [insert] Jobs at the Project Facility at the end of the Cumulative Job Target Period;

2.	the Borrower has incurred and paid a minimum of [insert] Dollars ($[insert]) in total Project Expenditures. Attached hereto are the Auditor’s Certificate and Project Expenditures Certificate, in the form of Schedules “H” and “I” of the Agreement, respectively. Such amount is used to determine the Mandatory Prepayment, pursuant to Section 3.10 of the Agreement. The Mandatory Prepayment is [insert] Dollars ($[insert]), as evidenced by the detailed calculation provided in Annex 1, attached hereto. The Mandatory Payment is paid pursuant to the manner of payment prescribed in Section 3.9 of the Agreement;

3.	the interest on the Mandatory Prepayment is [insert] Dollars ($[insert]), as evidenced by the detailed calculation provided in Annex 2, attached hereto. The interest on the Mandatory Payment is paid pursuant to the manner of payment prescribed in Section 3.9 of the Agreement;

4.	there has been no Closure; and

5.	attached hereto is a final Project Status Report, in the form of Schedule “E” of the Agreement, which is true and accurate.

IN WITNESS WHEREOF, the undersigned has hereunto signed these presents as of the date written above.

Name: [insert]
Title: [insert], Bluewater Biochemicals Inc.

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Execution Copy

ANNEX 1

CALCULATION OF THE MANDATORY PREPAYMENT

Execution Copy

ANNEX 2

CALCULATION OF THE INTEREST ON THE MANDATORY PREPAYMENT

Execution Copy

SCHEDULE “K”

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (“Agreement”) is made on 30th day of September, 2011.

BETWEEN:

BLUEWATER BIOCHEMICALS INC., a corporation incorporated under the laws of the Canada (the “Borrower”)

- AND -

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ONTARIO, as represented by the Minister of Economic Development and Trade, a corporation existing under the laws of the Province of Ontario (the “Lender”)

WHEREAS, pursuant to a loan agreement between the Lender and the Borrower, dated as of the date hereof (together with all amendments, modifications, supplements, restatements or replacements, if any, from time to time made thereto, collectively, the “Loan Agreement”)), the Lender has agreed to make a non-revolving incentive term loan to the Borrower, as more particularly set out in the Loan Agreement;

AND WHEREAS, as a condition to making the Loan (as defined in the Loan Agreement) under the Loan Agreement, the Borrower is required to execute and deliver this Agreement to the Lender;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower agrees with the Lender as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement. The term “Perfection Certificate” shall mean a duly completed and executed certificate in the form of Annex 2, attached hereto. Furthermore, the following terms (unless capitalized) have the meaning specified in the Securities Transfer Act, 2006 (Ontario): certificated security, security certificate and uncertificated security.

2. Obligations Secured. The Security Interest (as hereinafter defined) is granted to the Lender by the Borrower as continuing security for the payment of all present and future indebtedness and liabilities of the Borrower to the Lender, including interest thereon, and for the prompt and complete performance of all other present and future obligations of the Borrower to the Lender, whether direct or indirect, contingent or absolute, under the Loan Agreement and/or this Agreement (collectively, the “Obligations”).

3. Creation of Security Interest.

(a)

As general and continuing security for the payment and performance when due of all the Obligations, the Borrower hereby mortgages, pledges, hypothecates, transfers, assigns and charges to the Lender, and hereby grants to the Lender a security interest in (such mortgages, pledges, hypothecations, transfers, assignments, charges and security interests are referred to collectively as the “Security Interest”) all present and after-acquired undertaking and property of the Borrower of any nature whatsoever (such undertaking and property are referred to collectively as the “Collateral”) including, without limitation, the following:

(i)	Equipment. All present and future equipment of the Borrower, including all machinery, fixtures, plant, tools, furniture, vehicles of any kind or description, all spare parts, accessories installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto (collectively, the “Equipment”);

(ii)	Inventory. All present and future inventory of the Borrower, including all raw materials, materials used or consumed in the business of the Borrower, work-in-progress, finished goods, goods used for packing, materials used in the business of the Borrower not intended for sale, and goods acquired or held for sale or furnished or to be furnished under contracts of rental or service (collectively, the “Inventory”);

(iii)	Accounts. All present and future debts, demands and amounts due or accruing due to the Borrower whether or not earned by performance, including without limitation its book debts, accounts receivable, and claims under policies of insurance, and all contracts, security interests and other rights and benefits in respect thereof (collectively, the “Accounts”);

(iv)	Intangibles. All present and future intangible personal property of the Borrower, including but not limited to all contract rights, goodwill, patents, trade marks, copyrights and other intellectual property, and all other chooses in action of the Borrower of every kind, whether due at the present time or hereafter to become due or owing;

(v)	Documents of Title. All present and future documents of title of the Borrower, whether negotiable or otherwise, including all warehouse receipts and bills of lading;

(vi)	Chattel Paper. All present and future agreements made between the Borrower as secured party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods (collectively, the “Chattel Paper”);

(vii)	Instruments. All present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada)), and all other writings that evidence a right to the payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment (collectively, the “Instruments”);

(viii)	Money. All present and future money of the Borrower, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency (collectively, the “Money”);

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(ix)	Securities.

(A) all securities and instruments (including all certificated and uncertificated securities) owned by the Borrower and held by, for, through or under the control of, or in transit to, the Lender (whether as pledgee or otherwise), including, without limitation, the securities and instruments listed in the Perfection Certificate;

(B) (x) all securities accounts maintained for, or for the benefit of, the Borrower (including, without limitation, the securities accounts listed in the Perfection Certificate); (y) all other securities accounts of the Borrower, stated above, in each case as may be amended from time to time, and each successor accounts to any such securities account; and (z) all other accounts maintained for, or for the benefit of, the Borrower to which securities or other assets may be credited or in which they may be carried (collectively, the “Pledged Securities Account”);

(C)(y) all deposit accounts of any type or kind, and in any currency (including, without limitation, term deposit accounts, certificates of deposit, money market accounts and demand deposit accounts (including “totten trust” or “pay on demand” accounts) maintained for the Borrower (including, without limitation, the deposit accounts listed in the Perfection Certificate); and (z) all other deposit accounts, in each case as amended from time to time, each successor deposit accounts to any such deposit accounts and each deposit account resulting from a renewal of any such deposit account (collectively, the “Pledged Deposit Account”);

(D) (y) all commodity accounts maintained for the Borrower (including, without limitation, the commodity accounts listed in the Perfection Certificate); and (z) all other commodity accounts, in each case as may be amended from time to time, and any successor accounts to any such commodity accounts (collectively, the “Pledged Commodity Account”) (the Pledged Securities Account, Pledged Deposit Account and Pledge Commodity Accounts shall be referred collectively as the “Pledged Account”);

(E) all financial assets in or credited to a Pledged Securities Account or under the control of the Lender, and all other financial assets held by, for, through or under the control of, or in transit to, the Lender and all security entitlements in respect of any such financial assets;

(F) all commodity contracts credited to a Pledged Commodity Account and all other commodity contracts listed in the Perfection Certificate;

(G) all security entitlements and other investment property credited to or carried in a Pledged Account or held by, for or through, or in transit to, the Lender (whether as pledgee or otherwise);

(H) all Income and Proceeds of any and all of the foregoing. In this Agreement, the term “Income and Proceeds” means income, interest, dividends, distributions, redemptions or like payments on or in respect of the Collateral and includes, without limitation, all proceeds of the Collateral; and

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(I) all renewals of, substitutions for, and proceeds and products of, any of the foregoing;

(For purposes of this Agreement, the Collateral described in Section 3(a)(ix) hereof is collectively referred to as the “Securities”.)

(x)	Documents. All books, accounts, invoices, letters, papers, documents and other records in any form or medium evidencing or relating to the Collateral;

(xi)	Fixtures. All structures, fixtures, accessions, hereditaments and appurtenances on or relating to all real and immovable property, wherever situate; and

(xii)	Proceeds. All personal property in any form derived directly or indirectly from any dealing with the Collateral or the proceeds therefrom, including, without limitation, insurance proceeds and any other payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom (“Proceeds”).

(b)	Without limiting the generality of the description of Collateral as set out in this Section 3, and for greater certainty,

(i)	the Collateral shall include all present and future personal property of the Borrower located on or about or in transit to or from the locations listed in the Perfection Certificate; and

(ii)	all interest, dividends, distributions and other amounts and property payable or distributable in respect of the Securities, including, without limitation,

(A)	all cash dividends and distributions;

(B)	all stock, instruments or other securities or property paid or distributed by way of dividend or otherwise in respect of the Securities; all stock, instruments or other securities or property (including, without limitation, cash) paid or distributed in respect of the Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; all stock, instruments or other securities or property (including, without limitation, cash) which may be paid in respect of the Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization; and

(C)	all liquidating and extraordinary dividends and distributions shall be deposited in or credited to a Pledged Account, or shall be paid or delivered directly to the Lender or its designee, and shall be retained as part of the Collateral. All dividends, distributions or other payments which are received by the Borrower contrary to the provisions of this Section shall be received in trust for the benefit of the Lender, shall be segregated from other property or funds of the Borrower and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

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4. Attachment. The Borrower acknowledges and agrees that (a) value has been given; (b) the Borrower has rights in the Collateral; and (c) the Security Interest shall attach to existing Collateral upon execution of this Agreement by the Borrower and to each item of after-acquired Collateral at the time that the Borrower acquires any rights therein.

5. Dealings with the Collateral.

(a)	With respect to the Inventory and Accounts, until and unless the Security Interest becomes enforceable, the Borrower may sell its Inventory and collect its Accounts in the ordinary course of its business; provided that, after the Security Interest becomes enforceable, all Accounts collected by the Borrower shall be immediately remitted to the Lender. Until remitted, all Accounts received by the Borrower shall be held by the Borrower as agent and in trust for the Lender.

(b)	With respect to the Securities, until and unless the Security Interest becomes enforceable, the Borrower or any investment manager shall be entitled to exercise all voting rights attaching to any and all Securities, owned by the Borrower, and (subject to the terms of the relevant securities control agreement) to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of the Loan Agreement, this Agreement, any securities control agreement or any other document delivered thereunder or hereunder, or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Lender therein. All such rights of the Borrower or any investment manager to vote and to give consents, waivers and ratifications shall immediately cease (i) if the Securities Interest becomes enforceable; or (ii) upon the delivery of a Notice of Exclusive Control, defined below, under the securities control agreement relating to such Securities.

6. Procedures Regarding Collateral; Securities Control Agreements; Subsequently Acquired Securities; Deposit Accounts; Account Statements and Transaction Confirmations; Securities Transfer Act, 2006 (Ontario), etc.

(a)	To the extent that the Borrower at any time or from time to time owns, acquires or obtains any right, title or interest in any Securities, such Securities shall automatically (and without the taking of any action by the Borrower) be pledged pursuant to Section 3 of this Agreement.

(b)	The Borrower shall promptly take all actions required to perfect the security interest of the Lender under the Applicable Laws (including, in any event, the Securities Transfer Act, 2006 (Ontario)), including all actions specified by the Lender as necessary or desirable to effect the foregoing.

(c)	In addition to the foregoing actions, the Borrower shall (to the extent provided below) take the following actions (as promptly as practicable):

(i)

with respect to a certificated security or instrument (other than a certificated security or instrument credited to the Lender on the books of a clearing agency or credited to a Pledged Securities Account) constituting part of the Collateral, the

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Borrower shall physically deliver such certificated security or instrument to the Lender, or to a bailee or custodian for the Lender designated by the Lender, duly endorsed to the Lender or endorsed in blank (and, to the extent applicable, accompanied by undated stock powers duly executed in blank by the Borrower and otherwise in proper form for good delivery);

(ii)	with respect to an uncertificated security or other financial asset constituting part of the Collateral (other than an uncertificated security credited on the books of a clearing agency), the Borrower shall cause the issuer of such uncertificated security and any securities intermediary for a Pledged Securities Account to duly authorize, execute and deliver to the Lender a securities control agreement, in form and substance satisfactory to the Lender, pursuant to which such issuer shall agree to comply with any and all instructions originated by the Lender without further consent by the registered owner and (except to the extent expressly permitted in such securities control agreement) not to comply with instructions regarding such uncertificated security originated by any other person other than a court of competent jurisdiction and otherwise in proper form to cause the Lender to have control of such uncertificated security;

(iii)	with respect to a certificated security or uncertificated security credited on the books of a clearing agency (including, the Canadian Depository for Securities) and constituting part of the Collateral, the Borrower shall promptly take all actions required (A) to comply with the applicable rules of such clearing agency; and (B) to preserve, protect and perfect the security interest of the Lender under the Applicable Laws (including, in any event, the Securities Transfer Act, 2006 (Ontario)). The Borrower further agrees to take such actions as the Lender deems necessary or desirable to effect the foregoing; and

(iv)	with respect to any other Securities of the Borrower as to which the Lender may obtain control, the Borrower shall, if so requested by the Lender, take all actions as specified from time to time by the Lender so that control of such Collateral is obtained and held by the Lender, including, if so requested by the Lender, (A) executing and delivering, and causing any securities intermediary which maintains a Pledged Securities Account or Pledged Commodity Account or any other securities account or commodity account to which any such Securities is credited to execute and deliver to the Lender a securities control agreement satisfactory in form and substance to the Lender; and (B) executing and delivering, and causing any depository bank which maintains a Pledged Deposit Account for the Borrower to execute and deliver, to the Lender a securities control agreement, in form and substance satisfactory to the Lender, in each case granting to the Lender such control.

(d)	The Borrower hereby irrevocably instructs each securities intermediary and each depository bank, and authorizes the Lender (as attorney in fact for the Borrower or otherwise) to instruct each securities intermediary and each depository bank to execute and deliver a securities control agreement with respect to any Pledged Account maintained with such securities intermediary or depository bank, such securities control agreement and any related document (including any document evidencing the Borrower’s consent or agreement to the matters addressed in such securities control agreement) to be satisfactory in form and substance to the Lender in its sole discretion.

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(e)	Unless and until a securities intermediary or a depository bank receives from the Lender a Notice of Exclusive Control (as defined below) with respect to a Pledged Account, the Borrower may operate the relevant Pledged Account in accordance with the terms of this Agreement, the applicable securities control agreement, and any account-opening agreement or other document at any time executed by (or delivered by or to) the Borrower in connection with the opening, maintenance or operation of such Pledged Account; provided that, the Borrower may not withdraw or transfer any Securities from such Pledged Account which is a Pledged Securities Account or a Pledged Commodity Account except to effect a sale or liquidation of Securities held therein in such manner that the proceeds of such sale, exchange or liquidation are credited to such Pledged Account or used to purchase securities or other financial assets that are credited to the securities account. Notwithstanding any other provisions of this Agreement, the Loan Agreement or any other document, upon the occurrence of any Event of Default, the Lender may, in its sole and absolute discretion, deliver to any or every securities intermediary a written notice (a “Notice of Exclusive Control”) to the effect that Borrower shall thereafter have no right (and the Lender alone shall have the right) to trade, or in any manner withdraw or transfer, any or all of the deposits, securities, credit balances or other financial assets credited to any Pledged Account and that each such securities intermediary will only act on the instructions it receives from the Lender in connection therewith.

(f)	The Borrower hereby irrevocably authorizes the Lender and any officer or agent of the Lender, with full power of substitution, as attorney-in-fact for the Borrower or otherwise, to cause any issuer of any Securities constituting Collateral and represented by a security certificate or the issuer of any uncertificated security constituting Collateral, in any case in which such Security is registered on the books of such issuer (or its transfer agent) in the name of the Borrower, to reregister such Securities in the name or nominee name of the Lender or, in the case of any such uncertificated security, to execute and deliver a securities control agreement in favour of the Lender in form and substance satisfactory to the Lender.

(g)	The Borrower hereby agrees that the Lender may require any securities intermediary and depository bank to forward duplicate copies of all monthly statements of account, notices and transaction confirmations for any Pledged Account to the Lender.

(h)	Nothing herein shall waive the obligation of the Borrower to ensure that the Collateral is maintained in a Pledged Account or otherwise under the control of the Lender, and has the minimum value required pursuant to this Agreement, the Loan Agreement and any other document(s) delivered hereunder or thereunder.

(i)	The Borrower shall be responsible for the payment of all fees and commissions in connection with the maintenance of the Securities by any securities intermediary or depository bank and/or any custodian or sub-custodian and any trading permitted hereunder.

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(j)	The Borrower acknowledges and agrees that the actions of any securities intermediary or depository bank with respect to any Pledged Account will be governed by the terms of the securities control agreement for such Pledged Account to the extent inconsistent with the terms of any agreement establishing such Pledged Account.

(k)	If the Borrower shall acquire (by purchase, stock dividend or otherwise) any additional Securities forming the Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and Security Interests created pursuant to Section 3 hereof and, furthermore, the Borrower will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3 hereof, and will promptly thereafter (i) deliver to the Lender a certificate executed by the Borrower describing such Collateral and certifying that the same has been duly pledged in favour of the Lender hereunder; and (ii) provide any and all information to cause the Lender to have complete and accurate information about such Collateral at such time provided that (unless requested by the Lender) the foregoing actions shall not be required to be taken with respect to changes in Securities, other financial assets and commodity contracts credited to a Pledged Securities Account or a Pledged Commodity Account.

(l)	At any time and at the Lender’s sole and absolute discretion, the Lender may “block” any or all of the Pledged Deposit Account so as to prevent the withdrawal or transfer of any amount (including interest) therefrom by the Borrower or by any other person or entity except the Lender. If the Securities Interest is not enforceable, the Lender may, at each maturity date of any term deposit constituting part of the Collateral, extend the maturity date of such term deposit (or renew such term deposit) for such period as is provided in the account-opening agreement or other agreement between the Borrower and the Depository Bank governing the maintenance of such term deposit, and any such extension or renewal shall likewise constitute a Pledged Deposit Account hereunder.

(m)

If at any time when the Lender shall determine to exercise its right to sell all or any part of the Collateral consisting of the Securities pursuant to an Event of Default, and such Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively qualified for distribution pursuant to a receipted prospectus under applicable securities legislation (“Qualified for Distribution”) , as then in effect, the Lender may, in its sole and absolute discretion, sell such Securities or part thereof, in accordance with the Securities Act (Ontario) or any applicable securities legislation, in such manner and under such circumstances as the Lender may deem necessary or advisable in order that such sale may legally be effected without the securities being Qualified for Distribution. Without limiting the generality of the foregoing, in any such event the Lender may, in its sole and absolute discretion: (i) proceed to make such sale notwithstanding that a prospectus shall have been filed under the Securities Act (Ontario) or any applicable securities legislation for the purpose of qualifying such Securities or part thereof under the Securities Act (Ontario) or any applicable securities legislation; (ii) may approach and negotiate with a single potential purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Securities or part thereof. In the event of any such sale, the Lender shall incur no

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responsibility or liability for selling all or any part of the Securities at a price which the Lender, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the securities were Qualified for Distributions as aforesaid.

(n)	Notwithstanding any of the provisions set forth in Section 6(a) to (m), the Borrower shall not be required to take any steps to perfect the security interest of the Lender (for clarity, a Personal Property Security Act (Ontario) registration has already been filed by Ontario), deliver any share certificates or control agreements, or otherwise take any action required by Sections 6(a) to (m) in respect of any Securities until such time as the Lender obtains a first-ranking security interest over such Securities. Upon the Lender obtaining a first-ranking security interest over such Securities, the Borrower covenants and agrees to take, at its expense, all reasonable and necessary action under Sections 6(a) to (m) to give effect to the provisions thereto.

7. Notification to Account Debtors. The Lender may, after the Security Interest becomes enforceable, notify any person obligated to the Borrower in respect of an Account, Chattel Paper or an Instrument to make payment to the Lender of all such present and future amounts due thereon.

8. Exception Regarding Leasehold Interests and Contractual Rights. The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the Borrower agrees to stand possessed of such last day in trust for any person acquiring such interest of the Borrower. To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement, right, licence or permit to which the Borrower is a party, the Security Interest shall not attach thereto, but the Borrower shall hold its interest therein in trust for the Lender, and the Security Interest shall attach to such agreement, right, license or permit forthwith upon obtaining the consent of the other party thereto.

9. Duties of the Lender. It is expressly understood and agreed that the obligations of the Lender with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the PPSA and this Agreement. In particular, beyond the use of reasonable care of any Collateral in the custody of the Lender, the Lender shall not have any duty as to the Collateral, as to any Income and Proceeds therefrom, or as to the preservation of rights against prior parties or of any other rights pertaining thereto. The exercise by the Lender of the same degree of care toward the Collateral in its custody, if any, as it exercises toward its own similar property shall constitute reasonable care of such Collateral and the Lender shall not be held to a higher standard of care under this Agreement.

10. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof and covenants for so long as the Obligations remain outstanding that the following representations and warranties shall remain true and correct at all times:

(a)	this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

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(b)	except to the extent already obtained or made, no consent of any Person (including, without limitation, any shareholder, partner, member or creditor of the Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Borrower in connection with (i) the execution, delivery or performance of this Agreement; (ii) the validity or enforceability of this Agreement or any security interest granted to the Lender hereunder; (iii) the perfection or priority of the Lender’s Security Interest in the Collateral; or (iv) except for compliance with or as may be required by the Applicable Laws, the exercise by the Lender of any of its rights or remedies provided herein;

(c)	the execution, delivery and performance of this Agreement will not (i) violate any provision of any Applicable Laws or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Borrower, or (if the Borrower is an Organization, as defined below) of the organizational documents of the Borrower or of any securities issued by the Borrower, or of any contract, agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding upon the Borrower or any of its assets; or (ii) result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Borrower or any of its subsidiaries except for the Security Interest and Permitted Encumbrances. In this Agreement, the term “Organization” means a corporation, partnership, limited partnership, limited liability company, trust or any other entity except a natural person;

(d)	the Borrower is the owner of, and has good and valid title to, all Collateral and has sufficient interest in all Collateral in which a Security Interest is purported to be created hereunder for such Security Interest to attach and be enforceable (subject, in each case, to no lien, option, adverse claim or other encumbrance whatsoever, except for the Security Interest created by this Agreement and Permitted Encumbrances, as set forth in Annex 1, attached hereto), and no Person other than the Borrower (to the limited extent permitted herein) or the Lender has an interest in the Collateral;

(e)	the Borrower has full capacity, power, authority and legal right to execute, deliver and perform this Agreement and to grant to the Lender a Security Interest in all the Collateral in accordance with the terms hereof;

(f)	all Securities constituting the Collateral have been duly and validly issued, are fully paid and non-assessable and are not subject to options to purchase or other similar rights;

(g)	all properties constituting the Collateral are fully paid;

(h)	this Agreement is effective to create in favour of the Lender a valid and perfected second priority Security Interest in all Collateral, subject to the Permitted Encumbrances (as defined in the Loan Agreement), and the Lender is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant law as enacted in any relevant jurisdiction to perfected Security Interests in respect of such Collateral;

(i)	the Borrower has taken such actions, and has executed and delivered any such further agreements, documents or instruments, as may be determined by the Lender to be

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necessary or desirable to perfect its Security Interest in the Collateral with a second priority, including, without limitation, as a result of any amendments to the PPSA, the Securities Transfer Act, 2006 (Ontario), or any other Applicable Laws relating to the Lender’s Security Interest in the Collateral.

(j)	each Collateral was acquired with funds lawfully obtained and is being used for lawful purposes;

(k)	the Borrower is (and after giving effect to the pledge of the Collateral hereunder will remain) solvent, adequately capitalized, and able to pay its debts generally as they become due;

(l)	the chief executive office of the Borrower is located at the address of the Borrower set out in the Perfection Certificate;

(m)	the Collateral is located at the location set out in the Perfection Certificate; and

(n)	the Collateral does not include any goods which are used or acquired by the Borrower primarily for personal, family or household purposes.

11. Covenants of the Borrower. The Borrower covenants and agrees in favour of the Lender as follows:

(a)	to keep the Collateral free and clear of all taxes, assessments, liens, mortgages, charges, claims, encumbrances and security interests whatsoever, except for the Security Interest and Permitted Encumbrances;

(b)	not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with the Collateral or any interest therein, or enter into any agreement or undertaking to do so, except as may be permitted in this Agreement or the Loan Agreement;

(c)	to keep the Collateral in good condition and to keep the Collateral located at the places warranted herein;

(d)	to promptly notify the Lender of any loss or damage to the Collateral and of any change in any information provided by the Borrower in this Agreement;

(e)	not to breach or violate any of the terms, conditions, covenants or agreements contained in this Agreement, the Loan Agreement or the Security Documents; and

(f)	to do, make, execute and deliver such further and other assignments, transfers, deeds, agreements and other documents as may be required by the Lender to establish in favour of the Lender the Security Interest intended to be created hereby and to accomplish the intention of this Agreement.

12. Enforcement. The Security Interest shall become enforceable immediately upon the occurrence of an Event of Default.

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13. Remedies.

(a)	Without limiting the rights otherwise possessed by the Lender under this Agreement, the Loan Agreement, the Security Documents or any other document or instrument, in case an Event of Default shall have occurred and be continuing, the Lender shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, by the Loan Agreement, by the Security Documents or by any other document or instrument or by the Applicable Laws) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the PPSA and other Applicable Laws, and the Lender shall be entitled, without limitation, to exercise any or all of the following rights, which the Borrower hereby agrees to be commercially reasonable:

(i)	entry of any premises where the Collateral may be located;

(ii)	possession of the Collateral by any method permitted by the Applicable Laws;

(iii)	the sale, lease or other disposition of the Collateral;

(iv)	to receive all amounts payable in respect of the Collateral and to otherwise collect and realized upon the Collateral or any part thereof including, without limitation, rents, income and profits received in connection with the business of the Borrower or the Collateral;

(v)	the collection, realization, sale or other dealing with the Collateral;

(vi)	to exert sole and exclusive control over the Collateral as though it were the absolute owner thereof and to transfer or take possession of all or any part of the Collateral into the Lender’s name or the name of its agent or nominee and do all such acts as it considers advisable for the purpose of being able to realize upon and otherwise deal with the Collateral;

(vii)	the appointment by instrument in writing of a receiver or a receiver and manager (each of which is herein called a “Receiver”) of the Collateral;

(viii)	the exercise by the Lender of any of the powers set out in Section 16 hereof, without the appointment of a Receiver; and

(ix)	with respect to the Securities,

(A)	to vote all or any part of the Securities (whether or not transferred into the name of the Lender) and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the absolute owner thereof (the Borrower hereby irrevocably constituting and appointing the Lender the proxy and attorney-in-fact of the Borrower, with full power of substitution, to do so);

(B)

exercise all rights of conversion, exchange, subscription or any other rights, privileges, entitlements, and options pertaining to any of the Securities as though it were the absolute owner thereof, including the right to exchange in its discretion any and all of the Securities upon the merger, consolidation, reorganization, recapitalization or the readjustment of any

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issuer of any of the Securities or upon the exercise by any issuer of the Securities or the Lender of any right, privilege or option pertaining to any of the Securities, and in connection therewith, to deposit and deliver any and all of the Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Lender; and

(C)	at any time or from time to time to sell, assign and deliver, or grant options to purchase, or otherwise dispose of and deliver all or any part of the Securities, or any interest therein, in one or more parcels, at any public or private sale, or on any exchange or broker’s board or at any of the Lender’s offices, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Borrower to the fullest extent permitted by the Applicable Laws), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms and conditions as the Lender in its absolute discretion may determine; provided that, to the extent notice of such sale is required to be given by the Applicable Laws (any such notice being hereby waived by the Borrower to the fullest extent permitted by the Applicable Laws), at least five (5) days’ notice of the time and place of any such sale shall be given to the Borrower. The Lender shall not be obligated to make such sale of the Securities regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Securities, whether before or after sale hereunder, all rights, if any, to require marshalling the Securities and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, public or private, unless prohibited by the Applicable Laws, the Lender may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Securities so sold free from any such right or equity of redemption;

(x)	proceedings in any court of competent jurisdiction for the appointment of a receiver or a receiver and manager or for the sale of the Collateral; and

(xi)	the filing of proofs of claim and other documents in order to have the claims of the Lender lodged in any bankruptcy, winding-up or other judicial proceeding relating to the Borrower.

(b)

The Lender is authorized, in connection with any offer, sale or lease of any of the Collateral, to comply with any limitation or restriction as it may be advised by its legal counsel or other advisors as is necessary to comply with the Applicable Laws. The Borrower agrees that compliance with any such limitation or restriction will not result in

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a sale or lease being considered or deemed not to have been made in a commercially reasonable manner, and the Lender will not be liable or accountable to the Borrower for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(c)	Upon any sale of the Collateral by the Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

(d)	The Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall the Lender be under any obligation to take any action whatsoever with regard thereto.

(e)	The Lender may sell, lease or otherwise dispose of any Collateral as a whole or in separate parcels by public auction or private tender or by private contract with or without notice and with or without advertising and without any other formality, all of which are hereby expressly waived by the Borrower and any such sale, lease or disposition shall be on such terms and conditions as to credit, as to upset or reserve bid or price and otherwise as the Lender may consider commercially reasonable. In the event that any disposition is made on credit or part cash and part credit, the Lender need only credit the actual cash received at the time of disposition against the Obligations and any payments made pursuant to any credit granted at the time of the disposition shall be credited against the Obligations as and when received. The Lender may rescind, terminate or vary any contract for the sale, lease or disposition of any Collateral and may resell, relet or otherwise redispose of the Collateral without being accountable or otherwise liable for any loss occasioned thereby. Any sale, lease or other disposition of any Collateral may be made by the Lender whether or not it has taken possession of the Collateral.

14. Remedies, Etc., Cumulative. Each right, power and remedy of the Lender provided for in this Agreement, the Loan Agreement or the Security Documents, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise by the Lender of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or the Security Documents, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Lender to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by this Agreement, the Loan Agreement or the Security Documents, no demand, presentment, protest advertisement or notice of any kind to or on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Lender or to any other or further action in any circumstances without demand or notice.

15. Failure of the Lender to Exercise Remedies. The Lender shall not be liable for any delay or failure to enforce any remedies available to it or any delay or failure to institute any proceedings for such purposes.

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16. Powers of Receiver. Any Receiver appointed by the Lender may be any person or persons, and the Lender may remove any Receiver so appointed and appoint another or others instead. Any Receiver appointed shall act as agent for the Lender for the purposes of taking possession of the Collateral and (except as provided below) as agent for the Borrower for all other purposes, including, without limitation, the occupation of any premises of the Borrower and in carrying on the Borrower’s business. For the purposes of realizing upon the Security Interest, the Receiver may sell, lease or otherwise dispose of Collateral as agent for the Borrower or as agent for the Lender as it may determine in its absolute and sole discretion. The Borrower agrees to ratify and confirm all actions of the Receiver acting as agent for the Borrower, and to release and indemnify the Receiver in respect of all such actions. Any Receiver so appointed shall have the following powers:

(a)	to enter upon, use and occupy all premises owned or occupied by the Borrower;

(b)	to take possession of the Collateral;

(c)	to carry on the business of the Borrower;

(d)	to borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of the Borrower, and in the discretion of such Receiver, to charge and grant further security interests in the Collateral in priority to the Security Interest, as security for the money so borrowed;

(e)	to sell, lease or otherwise dispose of the Collateral or any part thereof on such terms and conditions and in such manner as the Receiver shall determine in its discretion;

(f)	to demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Borrower; and

(g)	to exercise any rights or remedies which could have been exercised by the Lender against the Borrower or the Collateral.

17. Application of Payments. All payments made in respect of the Obligations and all monies received by the Lender or any Receiver appointed by the Lender in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Obligations or applied in accordance with the Loan Agreement. The Borrower shall remain liable to the Lender for any deficiency; and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with the Applicable Laws.

18. Dealings by the Lender. The Lender may grant extensions of time and other indulgences, take and give up the Collateral, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Borrower, debtors of the Borrower, guarantors and sureties of the Borrower, and others as the Lender may see fit, without prejudice to the Obligations and the rights of the Lender to hold and realize upon the Security Interest. The Lender has no obligation to keep Collateral identifiable, or to preserve rights against prior secured creditors in respect of any Collateral.

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19. PPSA Financing Statements; Further Assurances; Power of Attorney.

(a)	The Borrower agrees that it will, and hereby authorizes the Lender to, at the Borrower’s own expense, execute, file and refile under the PPSA and other Applicable Laws such financing statements, financing change statements and other documents in such offices as the Lender may reasonably deem necessary or desirable and wherever required or permitted by the Applicable Laws in order to perfect, preserve and protect the Lender’s Security Interest in the Collateral hereunder, and the Borrower agrees to do such further acts and things and to execute and deliver to the Lender such additional conveyances, assignments, agreements, instruments and other documents as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Lender its rights, powers, remedies and Securities Interests hereunder or thereunder, including, without limitation, the perfection and enforcement of the second priority Security Interest created by this Agreement in the Collateral. Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lender to file financing statements and amendments thereto under the PPSA or any other statute relative to all or any part of the Collateral in any jurisdiction or filing office deemed appropriate by the Lender and in form and substance satisfactory to the Lender without the signature of, or any notice to or further authorization from, the Borrower.

(b)	In addition to the authority granted by the Borrower to the Lender pursuant to Sections 13 and 19(a) hereof, the Borrower hereby irrevocably appoints the Lender its attorney-in-fact, such appointment being coupled with an interest, and hereby irrevocably authorizes the Lender to take all actions necessary to preserve, protect and perfect a second priority Security Interest hereunder or otherwise to effectuate this Agreement as its attorney-in-fact, and to execute any and all documents, with or without designation of the Lender’s signing capacity, on behalf of the Borrower in connection with all activities contemplated by this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Borrower representing any income, revenue, rents, Income or Proceeds, etc. and to give full discharge for the same and to execute any documents required for the withdrawal, transfer or sale of any of the Collateral.

20. Borrower’s Obligations Absolute, Etc. The obligations of the Borrower under this Agreement, and the Security Interests granted hereunder, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 23 hereof), including, without limitation:

(a)	the invalidity or unenforceability of any Obligation;

(b)	any exchange, release or non-perfection of any collateral or security for the Obligation;

(c)	any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Obligations, the Loan Agreement, this Agreement, the Security Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

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(d)	any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Loan Agreement, the Security Documents, or any such agreement or instrument or this Agreement;

(e)	the addition or release of any Person primarily or secondarily liable on or with respect to Obligations;

(f)	any furnishing of any additional security to the Lender or its assignee or any acceptance thereof or any release of any security by the Lender or its assignee;

(g)	any limitation on any party’s liability or obligations under the Loan Agreement, this Agreement, the Security Documents, or other instrument or agreement relating to the Obligations or any invalidity or unenforceability, in whole or in part, of the Loan Agreement, this Agreement, the Security Documents, or any such other instrument or agreement or any term thereof;

(h)	any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding; and

(i)	the failure of the Lender to enforce or exhaust any rights or remedies it may have in respect of the Borrower or under the Loan Agreement, this Agreement, the Security Documents, or in respect of any Collateral, including failure to commence any action against the Borrower to enforce the Obligations of the Borrower or to file a claim in any bankruptcy or insolvency proceeding in respect of the Borrower.

21. Separate Security. This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Lender in respect of the Borrower, the Obligations or the Collateral and any other present and future rights or remedies which the Lender might have with respect thereto.

22. The Lender Not Obliged to Disburse. Nothing in this Agreement shall obligate the Lender to make any loan or accommodation to the Borrower or any other party in connection with this Agreement, or extend the time for payment or satisfaction of any Obligations.

23. Termination; Release.

(a)

On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth in the Loan Agreement and the Security Documents and any other provision intended to survive shall survive) and the Lender, at the request and expense of the Borrower, will execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, any financing change statements or other documents required to discharge the Lender’s Security Interest and instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any Money at the time held by the

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Lender or any of its agents hereunder. With respect to any Collateral consisting of an uncertificated security or a Pledged Securities Account, security entitlement or Pledged Commodity Account as to which a securities control agreement is in effect, the Lender will, after the Termination Date, if so requested by the Borrower, deliver to the issuer any such uncertificated security and to the security intermediary and commodity intermediary for such Pledged Securities Account, securities entitlement or Pledged Commodity Account a notice of the termination of such securities control agreement. As used in this Agreement, “Termination Date” shall mean the date, as notified by the Lender to the Borrower, upon which, all Disbursements and any interests, costs and expenses have been indefeasibly paid in full, and all other Obligations have been indefeasibly paid in full and the Lender has no commitment or obligation (contingent or otherwise) to extend any credit to or for the account of the Borrower.

(b)	This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment received by the Lender in respect of the Obligations or the Collateral is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervener or conservator of, or trustee or similar official for, or any substantial part of the properties of the Borrower, or otherwise, all as though such payments had not been made.

24. Recourse. This Agreement is made with full recourse to the Borrower and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Borrower contained herein, the Loan Agreement, the Security Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Borrower that this Agreement shall be enforced against the Borrower and the Collateral, as provided herein, the Loan Agreement and the Security Documents, to the fullest extent permissible under the Applicable Laws and public policies applied in each jurisdiction in which enforcement is sought.

25. The Lender not a Partner.

(a)	Nothing herein, nor any pledge to the Lender of any interest of the Borrower in a partnership, shall be construed to (i) make the Lender liable as a partner in any partnership, or (ii) impose on the Lender any of the duties, obligations or liabilities of a partner of a partnership.

(b)	The Lender, by accepting this Agreement, does not intend to become a partner of any partnership or otherwise be deemed to be a co-venturer with the Borrower either before or after an Event of Default shall have occurred.

(c)	The Lender shall not be obligated to perform or discharge any obligation of the Borrower as a result of the pledge hereby effected.

(d)	The acceptance by the Lender of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Lender to appear in or defend any action or proceeding relating to the Collateral or to take any action hereunder or thereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability in respect of the Collateral.

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26. Notice. Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier, by facsimile transmission, or sent by registered mail, charges prepaid, addressed to the respective parties in accordance with the Loan Agreement.

27. Amalgamation of Borrower. The Borrower acknowledges and agrees that in the event that it amalgamates with any other persons (which it is prohibited from doing without the prior written consent of the Lender) then the Collateral and the Security Interest shall extend to and include all like property of the amalgamated corporation and all references herein to Borrower shall extend to and include the amalgamated corporation and all references herein to Obligations shall extend to and include all of the debts, liabilities and obligations of every type and kind of the amalgamated corporation.

28. Waivers. The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

29. Assignment. The Borrower may not assign this Agreement or any of the benefits or obligations hereunder to any Person, without the prior written consent of the Lender. The Lender will have the right at any time to assign this Agreement and any of its rights and obligations hereunder to any Person.

30. Joint and Several. If this Agreement has been executed by more than one debtor, their obligations hereunder shall be joint and several, and all references to the “Borrower” herein shall refer to all such debtors, as the context requires.

31. Number, Gender and Persons. Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

32. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by Applicable Laws. Each provision of this Agreement is declared to be separate, severable and distinct.

33. Successors and Assigns. This Agreement shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower successors and permitted assigns.

34. Time. Time shall be of the essence of this Agreement.

35. Counterparty; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile transmission of a counterpart of this Agreement signed by the Borrower shall be effective as a manual delivery of an original signed counterpart of this Agreement and the Borrower undertakes to provide the Lender with a copy of this Agreement bearing original signatures forthwith upon demand.

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36. Headings. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. No ambiguity in any provisions of this Agreement shall be construed against the Lender on the ground that it or its legal counsel drafted such provisions or this Agreement. Captions are included in this Agreement for convenience of reference only and shall not in any way amplify, limit or otherwise affect this Agreement for any other purpose.

37. Entire Agreement; Amendment. This Agreement, the Loan Agreement and any other documents delivered pursuant hereto and thereto including any schedules attached hereto and thereto constitutes the entire agreement between the Borrower and the Lender relating to the subject-matter hereof and supersede all prior agreements, representations, warranties, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof. This Agreement may not be amended or otherwise modified except by an instrument in writing executed by all the parties hereto.

38. Costs and Expenses. Without limiting the Borrower’s obligation under the Loan Agreement, the Borrower will, upon demand, pay to the Lender the amounts of all costs and expenses, including all legal fees and expenses (whether incurred without litigation or in connection with litigation at any level), which the Lender may incur in connection with the preparation or enforcement of this Agreement or the enforcement of the Security Interest granted hereunder.

39. Copy of Agreement. The Borrower acknowledges receipt of an executed copy of this Agreement.

40. Governing Law.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	For purposes of any suit, action or proceeding involving this Agreement or any judgment entered by a court in respect of such suit, action or proceeding, the Borrower expressly submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and agrees that any summons, order, process or other paper of such courts may be served upon the Borrower within or without such courts’ jurisdiction by mailing a copy to the Borrower in its address specified in Section 26 hereof. The Borrower irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the Lender’s right to serve process upon the Borrower in any other manner permitted by the Applicable Laws or the Lender’s right to bring any suit, action or proceeding against the Borrower in the courts of any jurisdiction.

[The remainder of this page is intentionally left blank; Signature page to follow.]

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IN WITNESS WHEREOF, this General Security Agreement is effective as of the date first above written.

BLUEWATER BIOCHEMICALS INC.

/s/ Jean-François Huc
Name: Jean-François Huc
Title: President
Date: September 30, 2011

/s/ Mike Hartmann
Name: Mike Hartmann
Title: Director
Date: September 30, 2011
I/We have authority to bind the Corporation.

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Execution Copy

ANNEX 1

“Assets’ Permitted Encumbrances” means, with respect to any property, the following:

1.	a prior charge, in favour of the Commercial Lender, to a maximum amount of Fifteen Million Dollars ($15,000,000) on the property of the Borrower;

2.	Encumbrances for realty taxes or assessments not at the time due or delinquent or the validity of which are being contested by the Borrower in good faith by proper legal proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP, so long as such Encumbrances do not involve any immediate danger of the sale, forfeiture or loss of the Property or any part thereof;

3.	undetermined or inchoate Encumbrances arising in the ordinary course of business which have not at such time been filed pursuant to law against the Borrower or which relate to obligations not due or delinquent;

4.	Encumbrances which are: (a) title defects, encroachments or irregularities of a minor nature; or (b) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons, in each case where such Encumbrances in the aggregate do not materially impair the usefulness or marketability of the Property or its usefulness for the purposes for which it is held;

5.	the right reserved to or vested in any governmental authority by any statutory provision, or by the terms of any lease, licence, franchise, grant or permit held by the Borrower, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

6.	any Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker’s compensation, surety appeal bonds or costs of litigation when required by law, and public and statutory obligations;

7.	any Encumbrance resulting from security given to a public utility or governmental authority when required by such utility or governmental authority in connection with the operation of the business of the Borrower;

8.	the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from the Crown;

9.	carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s or other similar Encumbrances arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested at the time by the Borrower in good faith by proper legal proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP, so long as the same do not involve any immediate danger of the sale, forfeiture or loss of the Property or other assets that are subject to the Encumbrance;

10.	any lien, claim or liability under the Construction Lien Act (Ontario) in respect of which the Lender is fully indemnified to its satisfaction from any liability or expense in respect thereof;

11.	zoning and building by-laws and ordinances, municipal by-laws, provincial laws, and regulations, which do not materially impair the usefulness or marketability of the Property or its usefulness for the purposes for which it is held;

12.	covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

13.	the Encumbrances created by this General Security Agreement;

14.	other Encumbrances expressly consented to in writing by the Lender; and

15.	any extension, renewal or replacement of any of the foregoing.

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ANNEX 2

PERFECTION CERTIFICATE

Reference is made to the general security agreement to be entered into by [insert] (the “Borrower”) in favour of Her Majesty the Queen in right of the Province of Ontario as represented by the Minister of Economic Development and Trade (“Ontario”).

The Borrower hereby certifies to the Lender, as follows:

1.	Names

(a)	Set forth below is each other exact legal name the Borrower (including any predecessor amalgamation corporation) has had since its incorporation, together with the date of the relevant change in name:

Prior Legal Name	Date of Change

(b)	Except as set forth in Appendix A hereto, the Borrower has not changed its identity or organizational structure in any way within the past five (5) years. Changes in identity or organizational structure would include amalgamations, mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.

(c)	The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any other business or organization to which the Borrower became the successor by amalgamation, merger, consolidation, acquisition, change in form, nature or jurisdiction of organization, now or at any time during the past five (5) years:

(i) [insert]

(d)	If the Borrower carries on business in the United States, set forth below is the U.S. Federal Taxpayer Identification Number and the state issued Organization Identification Number of the Borrower:

Taxpayer Identification Number	Organizational Identification Number

2.	Current Locations

(a)	The Borrower is a corporation and its jurisdiction of incorporation is [insert].

(b)	The municipal address of the chief executive office of the Borrower is the address set forth below:

Municipal Address	City/Town/Municipality	Province and Postal Code

(c)	The Borrower has only one place of business and its location is set out below.* The Borrower has more than one place of business and their respective locations are set out below. *The Borrower has no place of business and its principal place of residence is set out below.*

(i)	[insert]

(d)	The names and places of residence of each of the Directors of the Borrower are set out below:

Name of Director	Place of Residence

(e)	The names and places of residence of the Senior Officers of the Borrower are set out below:

Name of Senior Officer	Place of Residence

(f)	Set forth below are all locations where the Borrower maintains any books or records relating to any of its accounts receivable:

Municipal Address	City/Town/Municipality	Province and Postal Code

(g)	Set forth below are all the places of the Borrower’s business not identified in paragraph 2 (b) or (c) above:

Municipal Address	City/Town/Municipality	Province and Postal Code

(h)	Set forth below are all the locations where the Borrower maintains any Collateral not identified above:

Municipal Address	City/Town/Municipality	Province and Postal Code

(i)	Set forth below are the names and addresses of all persons and entities (other than the Borrower) such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral:

Name of Other Person	Municipal Address	City/Town/Municipality	Province and Postal Code

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(j)	For each of the locations indicated above in this Section 2, set forth below is the name of the Landlord and the term of the lease if such property is leased and a copy of lease is attached to this certificate as Exhibit “A”:

Location	Landlord	Term of Lease

(k)	Set forth below is the mailing address, facsimile number and e-mail address to which all notices and other communications under the security documents should be sent:

Address	Facsimile No.	E-mail Address

(l)	Set forth below is a list of all real properties owned by the Borrower and enclosed as Exhibit “B” is a copy of each mortgage or charge against each such real property:

Municipal Address	Legal Description

3.	Pledged Equity

Attached hereto as Appendix B is a true and correct list of all of the equity (including shares in the capital stock of a corporation, units of a trust and partnership interests) owned or held by or on behalf of the Borrower (other than any equity of an inactive subsidiary) (all of the foregoing, the “Pledged Equity”) in each case setting forth the name of the issuer of such Pledged Equity, the number of any certificate evidencing such Pledged Equity, the registered owner of such equity interest, the number and class of such Pledged Equity and the percentage of the issued and outstanding equity interests of such class represented by such Pledged Equity. The Pledged Equity has been duly authorized and validly issued and is fully paid and nonassessable.

4.	Fixtures

The only locations of the Borrower where there are any fixtures having an aggregate value in excess of $25,000 are set out in Appendix C, attached hereto. The legal description of any such location and the name and mailing address of the owners of the real estate at each such location are set forth on Appendix C.

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5.	Unusual Transactions

All of the Collateral has been originated by the Borrower in the ordinary course of the Borrower’s business or consists of goods which have been acquired by the Borrower in the ordinary course from a Person in the business of selling goods of that kind.

6.	Other Collateral

The Borrower does not own or have rights in any trademarks, patents, copyrights, licenses or other intellectual property except to the extent specifically described on Appendix D.

7.	Environmental Matters

The Borrower does not possess any environmental audit, in relation to any of the properties referred to in Section 2 or, as applicable, attached to this Perfection Certificate are true and complete copies of all such environmental audits in its possession.

8.	Leased Real Property Owned by the Borrower

Set forth below is a list of all properties leased by the Borrower to third parties and enclosed as Exhibit “C” is a copy of each such lease:

Municipal Address	Legal Description

9.	Deposit Accounts

Set forth below is a detailed listing of all deposit accounts maintained by the Borrower:

Name of Bank or other Financial Institution	Address of Bank or Financial Institution	Account Number

10.	Securities Accounts

Set forth below is a list of all securities accounts, including but not limited to commodities accounts, maintained by the Borrower with brokers and other financial institutions:

Name of Broker or other Financial Institution	Address of Broker or Financial Institution	Account Number

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11.	Commodity Contracts

Set forth below is a list of all commodity contracts not credited to a securities account, as listed in section 10 above:

Name of Broker or other Financial Institution	Address of Broker or Financial Institution	Account Number

By the execution and delivery hereof, the Borrower hereby represents and warrants to the Lender that all of the foregoing information is true, correct and complete, and confirms that the Lender is authorized to file (including pre-file) any and all financing statements naming the Borrower and identifying all of its assets and properties as collateral.

IN WITNESS WHEREOF, the Borrower has duly executed this certificate on this             day of             , 20    .

Name: [insert]
Title: [insert], [insert Borrower’s name]

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APPENDIX A

CHANGES TO THE BORROWER’S IDENTITY OR ORGANIZATIONAL

STRUCTURE

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APPENDIX B

PLEDGED EQUITY

Registered Owner	Issuer	Certificate Number	Number of Shares and Class	Percentage of Outstanding Class

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APPENDIX C

LEGAL DESCRIPTION AND NAME AND MAILING ADDRESS OF OWNERS

OF PROPERTIES WHERE MATERIAL FIXTURES ARE LOCATED

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APPENDIX D

INTELLECTUAL PROPERTY

1.	Patents (owned or licensed)

[insert]

2.	Trademarks (owned or licensed)

[insert]

3.	Copyrights (owned or licensed)

[insert]

4.	Other Intellectual Property

[insert]

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SCHEDULE “L”

GUARANTY

THIS GUARANTY is made on the 30th day of September, 2011.

BY:

Mitsui & Co. (U.S.A.) Inc., a corporation organized and existing under the laws of the State of New York (the “Guarantor”),

IN FAVOUR OF:

Her Majesty the Queen in right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”).

WHEREAS, the Lender and Bluewater Biochemcials Inc. (the “Borrower”) are parties to a loan agreement dated as of the date hereof (as from time to time amended, modified, supplemented or restated, the “Loan Agreement”) pursuant to which the Lender has made, and may from time to time hereafter make, subject to the terms and conditions thereof, disbursements of money to or for the account of the Borrower in an aggregate principal amount not exceeding Fifteen Million Dollars ($15,000,000) (the “Loan”);

AND WHEREAS, the Guarantor is a major shareholder of the Borrower and is receiving substantial benefits from the Loan made to the Borrower, and is executing this Guaranty in consideration of such benefits and to induce the Lender to make and maintain the Loan to the Borrower;

AND WHEREAS, it is one of the conditions for the provision and maintenance of the Loan that the Guarantor shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the Loan and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to make and maintain the Loan to the Borrower, the Guarantor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

1.	Guaranty. The Guarantor irrevocably, absolutely and unconditionally guaranties payment and performance to the Lender and its successors and assigns of all present and future debts and liabilities, direct or indirect, now or at any time and from time to time hereafter due or owing (whether at stated maturity, upon acceleration or otherwise) to the Lender from or by the Borrower and whether incurred by the Borrower alone or jointly with any other corporation, person or persons, including, without limitation, pursuant to the Loan Agreement; provided, however, that the liability of the Guarantor is limited to its percentage of ownership held in the Borrower multiplied by the overall liability of the Borrower under the Loan Agreement, plus any and all costs and expenses incurred by the Lender in connection with the administration and enforcement of this Guaranty, all with interest at the rate provided for in the Loan Agreement. The amounts guaranteed hereunder, as provided above, are hereinafter referred to as the “Obligations”.

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2.	Borrower’s Status and Authority. No change in the name, objects, capital stock or constitution of the Borrower shall in any way affect the liability of the Guarantor, either with respect to transactions occurring before or after any such change, and the Lender shall not be required to inquire into the powers of the Borrower or any of its directors, officers or other agents, acting or purporting to act on its behalf. All amounts obtained by the Borrower from the Lender in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that any such amounts obtained shall be in excess of the powers of the Borrower or of its directors, officers or other agents, or be in any way irregular, defective, fraudulent or informal. If the Borrower shall amalgamate with one or more other corporations, this Guaranty shall continue and apply to all debts and liabilities owing to the Lender by the corporation continuing from the amalgamation.

3.	Dealings with the Borrower, etc. The Lender, without consent of the Guarantor and without exonerating or releasing in whole or in part the Guarantor, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise change the terms of any of the debts and liabilities hereby guaranteed and otherwise deal with the Borrower and all other persons (including the Guarantor) and securities, as the Lender may see fit. All dividends, compositions, and moneys received by the Lender from the Borrower or from any other persons or estates capable of being applied by the Lender in reduction of the debts and liabilities hereby guaranteed, shall be regarded for all purposes as payments in gross, and the Lender shall be entitled to prove against the estate of the Borrower upon any insolvency or winding-up in respect of the whole of said debts and liabilities, and the Guarantor shall have no right to be subrogated to the Lender in respect of any such proof until the Lender shall have received from such estate indefeasible payment in full of its claim with interest.

4.	Continuing Guaranty. This Guaranty shall be a continuing guaranty, and shall cover and secure any ultimate balance owing to the Lender, including all costs, charges and expenses which the Lender may incur in enforcing or obtaining payment of the sums of money due to the Lender from the Borrower. The Lender shall not be obliged to seek any recourse against the Borrower or other persons or the securities it may hold before being entitled to payment from the Guarantor of all and every debts and liabilities hereby guaranteed. The Guarantor hereby renounces the benefits of discussion and division and the right to claim against, or set up against, the Lender any right which the Guarantor may have to be subrogated in any of the rights, privileges and other security held from time to time by the Lender. This Guaranty is a guaranty of payment and not of collection.

5.	Guaranty Absolute. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Lender in connection with the Borrower, the Obligations or any security held by or granted to the Lender to secure payment or performance of the Obligations.

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6.	Representations and Warranties of the Guarantor. In order to induce the Lender to make the Loan to the Borrower, the Guarantor represents, warrants and covenants (and shall be deemed to continuously represent, warrant and covenant during the term of this Guaranty) that:

(a)	the Guarantor is a corporation duly incorporated or established and is in existence, in good standing, under the laws of the jurisdiction of its organization or creation and the Guarantor has the full capacity, power, authority and legal right to own its property and assets and to transact the business in which it is engaged;

(b)	the Financial Statements are correct and complete and fairly present the financial position of the Guarantor as of the date indicated therein and the results of its operation and the changes in its financial position for the years then ended in accordance with GAAP. Since the date of its last Financial Statements, there has been no change in the financial condition of the Guarantor other than changes in the ordinary course of business and changes arising from the plans of the Guarantor to complete the Project. All financial information relating to the Guarantor which has been delivered to the Lender, is complete and accurate in all material respects in light of the circumstances prevailing at the time of delivery;

(c)	the Guarantor has the power to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty;

(d)	the Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms;

(e)	neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance (other than liens and encumbrances in favour of the Lender) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement, contract or instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject; or (iii) violate any provision of the organizational documents of the Guarantor;

(f)	no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by the Guarantor; or (ii) the legality, validity, binding effect or enforceability of this Guaranty;

(g)	the Guarantor’s obligations hereunder rank at least pari passu in all respects with all other unsecured and unsubordinated obligations of the Guarantor;

(h)	there are no actions, suits or proceedings pending or threatened (i) with respect to this Guaranty; or (ii) with respect to the Guarantor that could reasonably be expected to materially and adversely affect (A) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor; or (B) the rights or remedies of the Lender hereunder or the ability of the Guarantor to perform its obligations to the Lender hereunder;

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(i)	there are no facts or circumstances of any kind or nature whatsoever of which the Guarantor has knowledge which will impair or prevent the Guarantor from performing its obligations under this Guaranty;

(j)	all statements set forth in the Recitals are true and correct; and

(k)	all of the information supplied by the Guarantor to the Lender in connection herewith is true, complete and accurate in all material respects and the Guarantor is not aware of any material facts or circumstances that have not been disclosed to the Lender and which might render the information supplied to the Lender seriously misleading.

7.	Termination of Guaranty. The Guarantor, its successors or permitted assigns, may terminate the further liability of the Guarantor under this Guaranty by ninety (90) days’ notice in writing to the Lender, and the liability of the Guarantor under this Guaranty, and of its successors or permitted assigns, shall continue until the expiration of ninety (90) days after the giving of such notice, notwithstanding the death or incapacity of the Guarantor, and after the expiry of such notice, the Guarantor, its successors or permitted assigns, shall remain liable under this Guaranty in respect of any sum or sums of money owing to the Lender hereunder on the date such notice expired and also in respect of any contingent or future liabilities incurred to or by the Lender on or before such date maturing thereafter. If after any such termination any payment from the Borrower must be returned to the Borrower, or any successor or representative of the Borrower, for any reason (including the designation of such payment as a mistake or as a preference following the bankruptcy of the Borrower), then this Guaranty shall continue after the determination as if such payment has not been made.

8.	Undertaking. The Guarantor undertakes that from the date of this Guaranty and so long as any amount remains outstanding or payable under this Guaranty, the Guarantor will send to the Lender forthwith upon receiving a written request to that effect, such other information as the Lender may reasonably require.

9.

Enforcement. The Lender shall be entitled to make demand on the Guarantor if the Borrower fails to pay or perform any of the Obligations when due and payable whether at maturity, by acceleration or otherwise. Any such demand, or any other notice permitted or required to be given hereunder shall be in writing and shall be made or given by personal delivery, by courier, by facsimile transmission or sent by registered mail, charges prepaid, if to the Guarantor, to the address of the Guarantor listed on the signature page hereof, and if to the Lender to the Ministry of Economic Development and Trade, Investment Division, Investment Funding Programs Branch, Investment Programs Unit, 3rd Floor, Hearst Block, 900 Bay Street, Toronto ON M7A 2E1, Attention: Manager, Investment Programs Unit, Facsimile No.: (416) 314-7014. Such demand or other notice shall be deemed to have been given and received on the date of personal delivery, courier or facsimile transmission, if made during normal business hours on a Business Day, and otherwise on the next Business Day. Any such notice or demand that is mailed shall be deemed to have been given and received on the fifth (5th) Business Day following the day of mailing. For the purposes of this Guaranty, “Business Day” shall mean a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

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10.	Costs and Expenses. The Guarantor hereby agrees to pay, upon demand, all costs and expenses of the Lender in connection with the enforcement of this Guaranty and in connection with any waiver or consent relating hereto (including in each case, without limitation, all fees and disbursements of counsel employed by the Lender).

11.	Assignment and Postponement. All debts and liabilities, present and future, of the Borrower to the Guarantor are hereby assigned to the Lender and postponed to the Obligations, and all money received by the Guarantor in respect thereof after the occurrence of an Event of Default (as defined in the Loan Agreement) shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender, the whole without in any way lessening or limiting the liability of the Guarantor hereunder and this assignment and postponement is independent of this Guaranty and shall remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guaranty has been discharged or terminated and, in the case of the postponement, until payment in full to the Lender of all obligations owing by the Guarantor under this Guaranty. Notwithstanding anything to the contrary contained in this paragraph, the provisions of this paragraph shall not apply to hinder or prevent repayment to the undersigned by the Borrower from time to time of all debts and liabilities, present and future, of the Borrower to the undersigned until such time as an Event of Default occurs.

12.	Amendments and Waivers. No provision of this Guaranty may be modified or waived without the prior written consent of the Lender. No delay on the part of the Lender in exercising any of its rights, remedies, powers and privileges hereunder, or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on the Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Lender to any other or further action in any circumstances without notice or demand.

13.	Copy of Guaranty. The Guarantor acknowledges receipt of an executed copy of this Guaranty.

14.	The Loan Agreement. The Guarantor acknowledges that executed (or conformed) copy of the Loan Agreement and all other documents have been made available to it and it is familiar with the contents thereof.

15.	Waiver of Consequential and Punitive Damages. The Guarantor agrees that it will not assert, and hereby waves, any claim that it may at any time have against the Lender for consequential, incidental, special or punitive damages in connection with this Guaranty or the transactions contemplated hereby.

16.	Cumulative Remedies. The rights, powers and remedies granted to the Lender herein shall be cumulative and in addition to any rights, powers and remedies to which the Lender may be entitled either by operation of law or pursuant to any other document or instrument heretofore or from time to time hereafter delivered to the Lender in connection with this Guaranty or otherwise. No election not to exercise or failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under this Guaranty, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under this Guaranty.

17.	Illegality; Severability. If any provision of this Guaranty or any other document evidencing the Loan Agreement shall be held invalid, illegal or unenforceable in any jurisdiction or in any

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respect, then the validity, legality and enforceability of such provision in any other jurisdiction or the validity, legality and enforceability in any jurisdiction of the remaining provisions contained herein and therein shall not in any way be affected or impaired, and the parties hereto shall use their best efforts to amend or substitute such invalid, illegal or unenforceable provision with enforceable and valid provisions which would produce as nearly as possible the rights and obligations previously intended by the parties hereto.

18.	Captions. The headings of the Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

19.	Currency. Any reference to currency is to Canadian currency and any amount disbursed, paid or calculated is to be disbursed, paid or calculated in Canadian currency.

20.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

21.	Miscellaneous Provisions. This Guaranty:

(a)	may not be assigned by the Guarantor without the prior written consent of the Lender;

(b)	shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Guarantor and its successors and permitted assigns;

(c)	is in addition to, and not in substitution for, any other security now or hereafter held by the Lender in respect of the Borrower or the Obligations; and

(d)	may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Delivery of a signed counterpart of this Guaranty by facsimile transmission shall be effective as a manual delivery of such counterpart.

22.	Governing Law; Submission to Jurisdiction; Process Agent. This Guaranty shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. For purposes of any suit, action or proceeding involving this Guaranty or any judgment entered by a court in respect of such suit, action or proceeding, the Guarantor expressly submits to the exclusive jurisdiction of the courts of the Province of Ontario and agrees that any summons, order, process or other paper of such courts may be served upon the Guarantor within or without such courts’ jurisdiction by mailing a copy to the Guarantor in its address specified below. The Guarantor irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the Lender’s right to serve process upon the Guarantor in any other manner permitted by the applicable laws or the Lender’s right to bring any suit, action or proceeding against the Guarantor in the courts of any jurisdiction.

[The remainder of this page is intentionally left blank; Signature page to follow.]

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IN WITNESS WHEREOF, this Guaranty is executed as of the date first above written.

Address:	MITSUI & CO. (U.S.A.) INC.

Mitsui & Co. (U.S.A.) Inc. 200 Park Avenue New York NY 10166
Attention: President	Name: Title:
Facsimile Number: ***	Date:

Name:
Title:
Date:
I/We have the authority to bind the Corporation.

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SCHEDULE “M”

GUARANTY

THIS GUARANTY is made on the 30th day of September, 2011.

BY:

BioAmber Inc., a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”),

IN FAVOUR OF:

Her Majesty the Queen in right of the Province of Ontario, as represented by the Minister of Economic Development and Trade (the “Lender”).

WHEREAS, the Lender and Bluewater Biochemcials Inc. (the “Borrower”) are parties to a loan agreement dated as of the date hereof (as from time to time amended, modified, supplemented or restated, the “Loan Agreement”) pursuant to which the Lender has made, and may from time to time hereafter make, subject to the terms and conditions thereof, disbursements of money to or for the account of the Borrower in an aggregate principal amount not exceeding Fifteen Million Dollars ($15,000,000) (the “Loan”);

AND WHEREAS, the Guarantor is a major shareholder of the Borrower and is receiving substantial benefits from the Loan made to the Borrower, and is executing this Guaranty in consideration of such benefits and to induce the Lender to make and maintain the Loan to the Borrower;

AND WHEREAS, it is one of the conditions for the provision and maintenance of the Loan that the Guarantor shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the Loan and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to make and maintain the Loan to the Borrower, the Guarantor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

1.	Guaranty. The Guarantor irrevocably, absolutely and unconditionally guaranties payment and performance to the Lender and its successors and assigns of all present and future debts and liabilities, direct or indirect, now or at any time and from time to time hereafter due or owing (whether at stated maturity, upon acceleration or otherwise) to the Lender from or by the Borrower and whether incurred by the Borrower alone or jointly with any other corporation, person or persons, including, without limitation, pursuant to the Loan Agreement; provided, however, that the liability of the Guarantor is limited to its percentage of ownership held in the Borrower mulitiplied by the overall liability of the Borrower under the Loan Agreement, plus any amount, interest thereon and any and all costs and expenses incurred by the Lender in connection with the administration and enforcement of this Guaranty, all with interest at the rate provided for in the Loan Agreement. The amounts guaranteed hereunder, as provided above, are hereinafter referred to as the “Obligations”.

2.	Borrower’s Status and Authority. No change in the name, objects, capital stock or constitution of the Borrower shall in any way affect the liability of the Guarantor, either with respect to transactions occurring before or after any such change, and the Lender shall not be required to inquire into the powers of the Borrower or any of its directors, officers or other agents, acting or purporting to act on its behalf. All amounts obtained by the Borrower from the Lender in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that any such amounts obtained shall be in excess of the powers of the Borrower or of its directors, officers or other agents, or be in any way irregular, defective, fraudulent or informal. If the Borrower shall amalgamate with one or more other corporations, this Guaranty shall continue and apply to all debts and liabilities owing to the Lender by the corporation continuing from the amalgamation.

3.	Dealings with the Borrower, etc. The Lender, without consent of the Guarantor and without exonerating or releasing in whole or in part the Guarantor, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise change the terms of any of the debts and liabilities hereby guaranteed and otherwise deal with the Borrower and all other persons (including the Guarantor) and securities, as the Lender may see fit. All dividends, compositions, and moneys received by the Lender from the Borrower or from any other persons or estates capable of being applied by the Lender in reduction of the debts and liabilities hereby guaranteed, shall be regarded for all purposes as payments in gross, and the Lender shall be entitled to prove against the estate of the Borrower upon any insolvency or winding-up in respect of the whole of said debts and liabilities, and the Guarantor shall have no right to be subrogated to the Lender in respect of any such proof until the Lender shall have received from such estate indefeasible payment in full of its claim with interest.

4.	Continuing Guaranty. This Guaranty shall be a continuing guaranty, and shall cover and secure any ultimate balance owing to the Lender, including all costs, charges and expenses which the Lender may incur in enforcing or obtaining payment of the sums of money due to the Lender from the Borrower. The Lender shall not be obliged to seek any recourse against the Borrower or other persons or the securities it may hold before being entitled to payment from the Guarantor of all and every debts and liabilities hereby guaranteed. The Guarantor hereby renounces the benefits of discussion and division and the right to claim against, or set up against, the Lender any right which the Guarantor may have to be subrogated in any of the rights, privileges and other security held from time to time by the Lender. This Guaranty is a guaranty of payment and not of collection.

5.	Guaranty Absolute. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Lender in connection with the Borrower, the Obligations or any security held by or granted to the Lender to secure payment or performance of the Obligations.

6.	Representations and Warranties of the Guarantor. In order to induce the Lender to make the Loan to the Borrower, the Guarantor represents, warrants and covenants (and shall be deemed to continuously represent, warrant and covenant during the term of this Guaranty) that:

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(a)	the Guarantor is a corporation duly incorporated or established and is in existence, in good standing, under the laws of the jurisdiction of its organization or creation and the Guarantor has the full capacity, power, authority and legal right to own its property and assets and to transact the business in which it is engaged;

(b)	the Financial Statements are correct and complete and fairly present the financial position of the Guarantor as of the date indicated therein and the results of its operation and the changes in its financial position for the years then ended in accordance with GAAP. Since the date of its last Financial Statements, there has been no change in the financial condition of the Guarantor other than changes in the ordinary course of business and changes arising from the plans of the Guarantor to complete the Project. All financial information relating to the Guarantor which has been delivered to the Lender, is complete and accurate in all material respects in light of the circumstances prevailing at the time of delivery;

(c)	the Guarantor has the power to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty;

(d)	the Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms;

(e)	neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance (other than liens and encumbrances in favour of the Lender) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement, contract or instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject; or (iii) violate any provision of the organizational documents of the Guarantor;

(f)	no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by the Guarantor; or (ii) the legality, validity, binding effect or enforceability of this Guaranty;

(g)	the Guarantor’s obligations hereunder rank at least pari passu in all respects with all other unsecured and unsubordinated obligations of the Guarantor;

(h)	there are no actions, suits or proceedings pending or threatened (i) with respect to this Guaranty; or (ii) with respect to the Guarantor that could reasonably be expected to materially and adversely affect (A) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor; or (B) the rights or remedies of the Lender hereunder or the ability of the Guarantor to perform its obligations to the Lender hereunder;

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(i)	there are no facts or circumstances of any kind or nature whatsoever of which the Guarantor has knowledge which will impair or prevent the Guarantor from performing its obligations under this Guaranty;

(j)	all statements set forth in the Recitals are true and correct; and

(k)	all of the information supplied by the Guarantor to the Lender in connection herewith is true, complete and accurate in all material respects and the Guarantor is not aware of any material facts or circumstances that have not been disclosed to the Lender and which might render the information supplied to the Lender seriously misleading.

7.	Termination of Guaranty. The Guarantor, its successors or permitted assigns, may terminate the further liability of the Guarantor under this Guaranty by ninety (90) days’ notice in writing to the Lender, and the liability of the Guarantor under this Guaranty, and of its successors or permitted assigns, shall continue until the expiration of ninety (90) days after the giving of such notice, notwithstanding the death or incapacity of the Guarantor, and after the expiry of such notice, the Guarantor, its successors or permitted assigns, shall remain liable under this Guaranty in respect of any sum or sums of money owing to the Lender hereunder on the date such notice expired and also in respect of any contingent or future liabilities incurred to or by the Lender on or before such date maturing thereafter. If after any such termination any payment from the Borrower must be returned to the Borrower, or any successor or representative of the Borrower, for any reason (including the designation of such payment as a mistake or as a preference following the bankruptcy of the Borrower), then this Guaranty shall continue after the determination as if such payment has not been made.

8.	Undertaking. The Guarantor undertakes that from the date of this Guaranty and so long as any amount remains outstanding or payable under this Guaranty, the Guarantor will send to the Lender forthwith upon receiving a written request to that effect, such other information as the Lender may reasonably require.

9.

Enforcement. The Lender shall be entitled to make demand on the Guarantor if the Borrower fails to pay or perform any of the Obligations when due and payable whether at maturity, by acceleration or otherwise. Any such demand, or any other notice permitted or required to be given hereunder shall be in writing and shall be made or given by personal delivery, by courier, by facsimile transmission or sent by registered mail, charges prepaid, if to the Guarantor, to the address of the Guarantor listed on the signature page hereof, and if to the Lender to the Ministry of Economic Development and Trade, Investment Division, Investment Funding Programs Branch, Investment Programs Unit, 3rd Floor, Hearst Block, 900 Bay Street, Toronto ON M7A 2E1, Attention: Manager, Investment Programs Unit, Facsimile No.: (416) 314-7014. Such demand or other notice shall be deemed to have been given and received on the date of personal delivery, courier or facsimile transmission, if made during normal business hours on a Business Day, and otherwise on the next Business Day. Any such notice or demand that is mailed shall be deemed to have been given and received on the fifth (5th) Business Day following the day of mailing. For the purposes of this Guaranty, “Business Day” shall mean a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

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10.	Costs and Expenses. The Guarantor hereby agrees to pay, upon demand, all costs and expenses of the Lender in connection with the enforcement of this Guaranty and in connection with any waiver or consent relating hereto (including in each case, without limitation, all fees and disbursements of counsel employed by the Lender).

11.	Assignment and Postponement. All debts and liabilities, present and future, of the Borrower to the Guarantor are hereby assigned to the Lender and postponed to the Obligations, and all money received by the Guarantor in respect thereof after the occurrence of an Event of Default (as defined in the Loan Agreement) shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender, the whole without in any way lessening or limiting the liability of the Guarantor hereunder and this assignment and postponement is independent of this Guaranty and shall remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guaranty has been discharged or terminated and, in the case of the postponement, until payment in full to the Lender of all obligations owing by the Guarantor under this Guaranty. Notwithstanding anything to the contrary contained in this paragraph, the provisions of this paragraph shall not apply to hinder or prevent repayment to the undersigned by the Borrower from time to time of all debts and liabilities, present and future, of the Borrower to the undersigned until such time as an Event of Default occurs.

12.	Amendments and Waivers. No provision of this Guaranty may be modified or waived without the prior written consent of the Lender. No delay on the part of the Lender in exercising any of its rights, remedies, powers and privileges hereunder, or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on the Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Lender to any other or further action in any circumstances without notice or demand.

13.	Copy of Guaranty. The Guarantor acknowledges receipt of an executed copy of this Guaranty.

14.	The Loan Agreement. The Guarantor acknowledges that executed (or conformed) copy of the Loan Agreement and all other documents have been made available to it and it is familiar with the contents thereof.

15.	Waiver of Consequential and Punitive Damages. The Guarantor agrees that it will not assert, and hereby waves, any claim that it may at any time have against the Lender for consequential, incidental, special or punitive damages in connection with this Guaranty or the transactions contemplated hereby.

16.	Cumulative Remedies. The rights, powers and remedies granted to the Lender herein shall be cumulative and in addition to any rights, powers and remedies to which the Lender may be entitled either by operation of law or pursuant to any other document or instrument heretofore or from time to time hereafter delivered to the Lender in connection with this Guaranty or otherwise. No election not to exercise or failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under this Guaranty, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under this Guaranty.

17.	Illegality; Severability. If any provision of this Guaranty or any other document evidencing the Loan Agreement shall be held invalid, illegal or unenforceable in any jurisdiction or in any

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respect, then the validity, legality and enforceability of such provision in any other jurisdiction or the validity, legality and enforceability in any jurisdiction of the remaining provisions contained herein and therein shall not in any way be affected or impaired, and the parties hereto shall use their best efforts to amend or substitute such invalid, illegal or unenforceable provision with enforceable and valid provisions which would produce as nearly as possible the rights and obligations previously intended by the parties hereto.

18.	Captions. The headings of the Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

19.	Currency. Any reference to currency is to Canadian currency and any amount disbursed, paid or calculated is to be disbursed, paid or calculated in Canadian currency.

20.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

21.	Miscellaneous Provisions. This Guaranty:

(a)	may not be assigned by the Guarantor without the prior written consent of the Lender;

(b)	shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Guarantor and its successors and permitted assigns;

(c)	is in addition to, and not in substitution for, any other security now or hereafter held by the Lender in respect of the Borrower or the Obligations; and

(d)	may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Delivery of a signed counterpart of this Guaranty by facsimile transmission shall be effective as a manual delivery of such counterpart.

22.	Governing Law; Submission to Jurisdiction; Process Agent. This Guaranty shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. For purposes of any suit, action or proceeding involving this Guaranty or any judgment entered by a court in respect of such suit, action or proceeding, the Guarantor expressly submits to the exclusive jurisdiction of the courts of the Province of Ontario and agrees that any summons, order, process or other paper of such courts may be served upon the Guarantor within or without such courts’ jurisdiction by mailing a copy to the Guarantor in its address specified below. The Guarantor irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the Lender’s right to serve process upon the Guarantor in any other manner permitted by the applicable laws or the Lender’s right to bring any suit, action or proceeding against the Guarantor in the courts of any jurisdiction.

[The remainder of this page is intentionally left blank; Signature page to follow.]

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IN WITNESS WHEREOF, this Guaranty is executed as of the date first above written.

Address:	BIOAMBER INC.

BioAmber Inc.
3850 Annapolish Lane North
Plymouth MN 55447	Name:
Title:
Attention: President & CEO	Date:
Facsimile Number: ***

Name:
Title:
Date:
I/We have the authority to bind the Corporation.

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SCHEDULE “N”

PLAN OF THE PROPERTY

SCHEDULE “O”

“Property’s Permitted Encumbrances” means, with respect to the Property, any one or more of the following:

(a)	prior charge, in favour of the Commercial Lenders, in the maximum amount of Fifteen Million Dollars ($15,000,000), on the leasehold charge on the Property;

(b)	Encumbrances for realty taxes or assessments not at the time due or delinquent or the validity of which are being contested by the Borrower in good faith by proper legal proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP, so long as such Encumbrances do not involve any immediate danger of the sale, forfeiture or loss of the Property or any part thereof;

(c)	undetermined or inchoate Encumbrances arising in the ordinary course of business which have not at such time been filed pursuant to law against the Borrower or which relate to obligations not due or delinquent;

(d)	Encumbrances which are: (i) title defects, encroachments or irregularities of a minor nature; or (ii) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons, in each case where such Encumbrances in the aggregate do not materially impair the usefulness or marketability of the Property or its usefulness for the purposes for which it is held;

(e)	the right reserved to or vested in any governmental authority by any statutory provision, or by the terms of any lease, licence, franchise, grant or permit held by the Borrower, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

(f)	any Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker’s compensation, surety appeal bonds or costs of litigation when required by law, and public and statutory obligations;

(g)	any Encumbrance resulting from security given to a public utility or governmental authority when required by such utility or governmental authority in connection with the operation of the business of the Borrower;

(h)	the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from the Crown;

(i)	carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s or other similar Encumbrances arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested at the time by the Borrower in good faith by proper legal proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP, so long as the same do not involve any immediate danger of the sale, forfeiture or loss of the Property or other assets that are subject to the Encumbrance;

(j)	zoning and building by-laws and ordinances, municipal by-laws, provincial laws, and regulations, which do not materially impair the usefulness or marketability of the Property or its usefulness for the purposes for which it is held;

(k)	any lien, claim or liability under the Construction Lien Act (Ontario) in respect of which the Lender is fully indemnified to its satisfaction from any liability or expense in respect thereof; and

(l)	covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property.

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